Exhibit 10.48

CW Loan No. 04-0471

LOAN AGREEMENT

Dated as of November 3, 2004

by and between

DIGITAL-BRYAN STREET PARTNERSHIP, L.P.

(as Borrower)

and

COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.

(as Lender)

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

(continued)

EXHIBITS

Exhibit A - Rent Roll
Exhibit B - Organizational Chart of Borrower
Exhibit C - Deferred Maintenance and Environmental Remediation
Exhibit D - Definition of Single Purpose Entity
Exhibit E - Form of Tenant Direction Letter

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of November 3, 2004 (as the same may from time to time hereafter be modified, supplemented or amended, this “Agreement”), is made by and between COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC., a California corporation, (together, with its successors and assigns, “Lender”), and DIGITAL-BRYAN STREET PARTNERSHIP, L.P., a Texas limited partnership (together with its permitted successors and assigns, “Borrower”).

RECITALS

Borrower desires to obtain a loan (the “Loan”) from Lender in the principal amount of $58,000,000 (the “Loan Amount”), and Lender is willing to make the Loan on the condition that Borrower joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Loan.

NOW, THEREFORE, in consideration of the making of the Loan by Lender, and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1. Definitions.

For all purposes of this Agreement:

“Account Collateral” means, collectively, (i) the Accounts, all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time including, without limitation, all deposits or wire transfers made to the Accounts; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i), (ii) or (iii) above, all “proceeds” (as defined in the UCC as in effect in the State in which the Accounts are located) of any or all of the foregoing.

“Accounts” means, collectively, the Collection Account and the Cash Collateral Account (including all Sub-Accounts).

“Adjusted Debt Service Coverage Ratio” means, for any period, the quotient obtained by dividing Adjusted Net Operating Income for the specified period by the Debt Service due for such period.

“Adjusted Net Operating Income” means, for any period, the underwritten net cash flow of the Property determined by Lender in its discretion in accordance with Lender’s then current underwriting standards (including, without limitation, adjustments for market vacancy, leasing costs and capital and bankrupt tenants).

“Affiliate” of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms “controls”, “controlling” and “controlled” have the meanings correlative to the foregoing.

“Applicable Taxes” has the meaning provided in Section 2.3(e).

“Appraisal” means an appraisal of the Property that is (a) dated no more than sixty (60) days prior to the date hereof, (b) addressed to Lender and its successors and assigns, (c) prepared in accordance with the requirements of FIRREA and (d) prepared by an independent third party appraiser holding an MAI designation, who is state licensed (or state certified if required under the laws of the state where the Property is located), who meets the requirements of FIRREA and who is approved by Lender in Lender’s reasonable discretion.

“Appurtenant Rights” has the meaning set forth in the Mortgage.

“ALTA” means American Land Title Association, or any successor thereto.

“Base Payment” has the meaning provided in Section 2.3(a).

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the States of New York or Texas, (ii) the State where the corporate trust office of the any trustee in connection with a Secondary Market Transaction is located, (iii) the State where the servicing offices of the any servicer in connection with a Secondary Market Transaction are located or (iv) the State in which the Collection Account or the Cash Collateral Account is located.

“Capital Improvement Costs” means costs incurred by Borrower in connection with capital improvements to the Property.

“Capital Expenditure Reserve Amount” means a per annum amount initially equal to $100,192.47, which amount shall be increased by two percent (2%) on each yearly anniversary of the Closing Date.

“Capital Expenditure Reserve Monthly Installment” means an amount equal to one-twelfth (1/12th) of the Capital Expenditure Reserve Amount.

“Capital Expenditure Reserve Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment of Capital Improvement Costs.

“Cash Collateral Account” has the meaning provided in Section 3.1(b).

“Cash Management Period” means any period commencing upon the Maturity Date or Lender giving notice to the Collection Account Bank and Borrower of the occurrence of any of the following: (i) an Event of Default, (ii) a Cash Trap Trigger Event, or (iii) if, as of the last day of any calendar quarter, the Adjusted Debt Service Coverage Ratio is less than 1.10:1; and ending upon Lender giving notice to the Collection Account Bank and Borrower that the daily transfer of funds from the Collection Account into the Cash Collateral Account shall cease, which notice Lender shall only be required to give if (1) the occurrence of a Cash Trap Cure Event (solely in the event that such Cash Management Period was triggered by the occurrence of a Cash Trap Trigger Event), (2) the Indebtedness and all other obligations under the Loan Documents have been paid and performed in full, or (3) the Maturity Date has not occurred and (A) with respect to the matter described in clause (i) above, such Event of Default has been cured and no other Event of Default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, Lender has determined that the Property has achieved an Adjusted Debt Service Coverage Ratio of at least 1.10:1 for two (2) consecutive calendar quarters or (3) Lender otherwise elects, in its discretion, to give such notice.

“Cash Trap Cure Event” means that Net Operating Income equals or exceeds $6,500,000 on a trailing twelve-month basis, as determined by Lender in its discretion.

“Cash Trap Period” means any period commencing on a Cash Trap Trigger Event and ending on a Cash Trap Cure Event.

“Cash Trap Trigger Event” means that, in any calendar month, Net Operating Income is less than $6,300,000 on an annualized basis, as determined by Lender. A Cash Trap Trigger Event may occur again after the end of a Cash Trap Period, in which case a new Cash Trap Period shall begin.

“Casualty” means any damage, destruction, casualty or loss to all or any portion of the Property.

“Casualty Retainage” means, as to each contractor, subcontractor or materialman engaged in a Restoration, an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of such Restoration, as reasonably determined by Lender.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, together with applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collection Account” has the meaning provided in Section 3.1(a).

“Collection Account Agreement” has the meaning set forth in Section 3.1(b).

“Collection Account Bank” means the collection bank for the Property and any successor bank hereafter selected by Borrower and approved by Lender in accordance with the Collection Account Agreement.

“Condemnation Proceeds” means any and all awards, compensation, reimbursement and proceeds paid or to be paid in connection with a Taking.

“Contest Conditions” means that (i) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower’s failure to prevail in the contest, (ii) Lender would not, by virtue of such permitted contest, be exposed to any risk of civil or criminal liability, and neither the Property nor any part thereof or any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (iii) below, as a result of the failure to comply with any Legal Requirement of such proceeding which would not be released if Borrower pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower’s failure to prevail in the contest, and (iii) Borrower shall have furnished to Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be requested by Lender, but in no event less than 125% of the amount of such claim.

“Contracts” has the meaning set forth in the Mortgage.

“Current Interest Accrual Period” has the meaning provided in Section 3.5.

“Debt Service” means, for any period, the aggregate of all amounts that accrue or are due and payable to Lender in respect of the Loan in accordance with the Loan Documents during such period.

“Debt Service Coverage Ratio” means, for any period, the quotient obtained by dividing Net Operating Income for the specified period by the Debt Service due for such period.

“Debt Service Payment Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment of Debt Service.

“Deed of Trust Trustee” means the trustee, if any, under the Mortgage.

“Deemed Consent Conditions” means, with respect to an action requiring Lender’s approval or consent, that in connection with Borrower’s initial request, Borrower delivers to Lender a writing marked in bold lettering with the following: “LENDER’S RESPONSE IS REQUIRED WITHIN 15 BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the writing must be marked “PRIORITY” in bold letters.

“Default Rate” means a per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the Interest Rate plus four percent (4%).

“Defeasance Deposit” means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the Defeasance Release Date) upon which Payment Dates interest and principal payments are required under the Note through and including the Maturity Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note on each Payment Date through and including the Maturity Date and any tax payable in respect of any income earned by Borrower or Successor Obligor from such U.S. Obligations.

“Defeasance Release Date” has the meaning provided in Section 2.6(d).

“Deferred Maintenance” has the meaning provided in Section 5.17.

“Deferred Maintenance and Environmental Reserve Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment of Deferred Maintenance Costs and Remediation Costs.

“Deferred Maintenance Costs” means costs incurred by Borrower in connection with any Deferred Maintenance.

“Disclosure Document” has the meaning provided in Section 10.2.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by S&P and the equivalent by each other Rating Agency if the deposits in such account are to be held in such account for thirty (30) days or less or (y) long-term unsecured debt obligations are rated at least A by S&P and the equivalent by each other Rating Agency if the deposits in such account are to be held in such account for more than thirty (30) days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. § 9.10(b); or (iii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction.

“Embargoed Person” has the meaning provided in Section 4.37(a).

“Engineer” means any reputable Independent engineer, properly licensed in the relevant jurisdiction and approved by Lender in Lender’s reasonable discretion.

“Engineering Report(s)” means the structural engineering report(s) with respect to the Property (i) prepared by an Engineer, (ii) addressed to Lender and its successors and assigns, (iii) prepared based on a scope of work determined by Lender in Lender’s reasonable discretion, and (iv) in form and content acceptable to Lender in Lender’s discretion, together with any amendments or supplements thereto.

“Entity” means a (i) corporation, if Borrower is listed as a corporation in the preamble to this Agreement, (ii) limited partnership, if Borrower is listed as a limited partnership in the preamble to this Agreement or (iii) limited liability company, if Borrower is listed as a limited liability company in the preamble to this Agreement.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health or the environment, including, without limitation, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, without limitation, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act and the River and Harbors Appropriation Act, and including, without limitation, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

“Environmental Liens” means all Liens imposed on Borrower or the Property pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person.

“Environmental Report(s)” means, with respect to the Property, environmental audit report(s) (a) prepared by a reputable environmental Engineer approved by Lender in Lender’s discretion, (b) addressed to Lender and its successors and assigns, (c) prepared based on a scope of work determined by Lender in Lender’s discretion, and (d) in form and content acceptable to Lender in Lender’s discretion, together with any amendments or supplements thereto delivered to Lender.

“Equipment” has the meaning provided in the Mortgage.

“Equity Interests” means (i) if Borrower is a limited partnership, limited partnership interests in Borrower, or (ii) if Borrower is a limited liability company, non-managing membership interests in Borrower; or (iii) if Borrower is a corporation, the share or stock interests in Borrower; provided, however, Equity Interests shall not include any direct or indirect legal or beneficial ownership interest, or any other interest of any nature or kind whatsoever, of any SPE Equity Owner in Borrower or in any other SPE Equity Owner, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code, of which Borrower is a member, and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which Borrower is a member.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Cash Flow Reserve Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment of excess cash flow during a Cash Trap Period.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended from time to time.

“Fiscal Year” means the 12-month period ending on December 31 of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender, such consent not to be unreasonably withheld or delayed; provided, that Lender’s failure to respond to a request from Borrower for consent within fifteen (15) Business Days of the latter of (i) such receipt of such request and (ii) receipt of all information reasonably requested by Lender shall be deemed Lender’s consent, provided that the Deemed Consent Conditions are satisfied.

“Foreign Lender” has the meaning set forth in Section 2.3(f).

“Full Recourse Event” has the meaning provided in Article 11.

“GAAP” means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

“Guarantor” means Digital Realty Trust, L.P., a Maryland limited partnership.

“Governmental Authority” means any national, federal, state, regional or local government, or any other political subdivision of any of the foregoing, in each case with jurisdiction over Borrower, the Property, or any SPE Equity Owner, or any Person with jurisdiction over Borrower, the Property or any SPE Equity Owner, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Revenue” means the total dollar amount of all income and receipts whatsoever received by Borrower or its agents.

“Hazardous Substance” means, without limitation, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, toxic or hazardous wastes, toxic or hazardous substances, toxic or hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, without limitation, petroleum and petroleum products, any mold or fungus in violation of Legal Requirements present at or in the Property, of a type which may pose a risk to human health or the environment or is reasonably likely to give rise to or cause a Material Adverse Effect (“Mold”), asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in small amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

“Impositions” has the meaning provided in the Mortgage.

“Improvements” has the meaning provided in the Mortgage.

“Indebtedness” means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

“Indemnified Party” means each of Lender, each of its Affiliates and their respective successors and assigns, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), each other person, if any, controlling Lender or any of its Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including, without limitation, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the collateral therefor, whether during the term of the Loan or as a part of or following a foreclosure of the collateral for the Loan and including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business), and the respective officers, directors, partners, employees, attorneys, accountants, professionals, employees, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants and agents, successors and assigns of any and all of the foregoing.

“Independent” means, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower (including, without limitation, in any SPE Equity Owner), (ii) is not connected with Borrower or any Affiliate of Borrower (including, without limitation, any SPE Equity Owner), as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Director” means a duly appointed member of the board of directors (or with respect to a Single Member LLC, the board of managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Director), family member, manager, or contractor of such entity or any of its affiliates, or (c) a Person who controls (directly, indirectly, or otherwise) such entity or any of its affiliates or any creditor, supplier, employee, officer, director, family member, manager, or contractor of such Person or any of its affiliates.

“Insolvency Opinion” means the substantive non-consolidation opinion delivered by Borrower’s counsel to Lender in connection with the Loan.

“Insurance Proceeds” means any and all Proceeds of any insurance policy maintained by or on behalf of Borrower.

“Insurance Requirements” means the terms of any insurance policy maintained by or on behalf of Borrower and the regulations and any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar function.

“Interest Accrual Period” means each period of time running from and including the sixth (6th) day of a calendar month to and including the fifth (5th) day of the following calendar month during the term of the Loan. If the Closing Date shall occur prior to the fifth

(5th) day of a calendar month, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include the fifth (5th) day of the calendar month in which the Closing Date occurs. If the Closing Date shall occur after the fifth (5th) day of a calendar month, the first Interest Accrual Period shall commence on the Closing Date and end on and include the fifth (5th) day of the calendar month following the month in which the Closing Date occurs. If the Closing Date shall occur on the fifth (5th) day of a calendar month, the first Interest Accrual Period shall consist of a one (1) day period consisting of the Closing Date.

“Interest Rate” means 6.04% per annum.

“Inventory” has the meaning provided in the Mortgage.

“Investors” has the meaning provided in Section 12.26.

“Land” has the meaning provided in the Mortgage.

“Late Charge” means the lesser of (i) five percent (5%) of any unpaid amount and (ii) the maximum late charge permitted to be charged under the laws of the State of New York.

“Leases” means all leases and other agreements or arrangements affecting the use or occupancy of all or any portion of the Property now in effect or hereafter entered into (including, without limitation, all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Property), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

“Legal Requirements” means all statutes, laws, rules, orders, regulations, ordinances, judgments, orders, decrees and injunctions of Governmental Authorities affecting Borrower, the Loan Documents, the Property or any part thereof, or the ownership, construction, use, alteration or operation thereof, or any part thereof, enacted or entered and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, restrictions and encumbrances contained in any instruments, either of record or otherwise known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which (i) may require repairs, modifications, or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof, and further including, without limitation, all Environmental Laws and the Americans with Disabilities Act, as they may be amended from time to time, together with all regulations promulgated pursuant thereto or in connection therewith.

“Lien” means any mortgage, deed of trust, deed to secure debt, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any portion of the Property or the Borrower, or any direct or indirect interest in any of the foregoing, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan Documents” means, collectively, this Agreement and all other documents, agreements, instruments and certificates now or hereafter evidencing, securing or delivered to Lender in connection with the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgage or the other documents listed below, including, without limitation, the following: (i) the Promissory Note made by Borrower to Lender in the aggregate principal amount equal to the Loan Amount (the “Note”), (ii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Borrower, as grantor, to Deed of Trust Trustee which encumbers the Property (the “Mortgage”), (iii) the Assignment of Leases and Rents from Borrower to Lender (the “Assignment of Leases”), (iv) the Collection Account Agreement, (v) the Environmental Indemnity Agreement made by Guarantor in favor of Lender, (vi) the Guaranty of Recourse Obligations made by Guarantor in favor of Lender (the “Recourse Guaranty”), (vii) the Manager’s Consent and Subordination of Management Agreement by and among Borrower and Manager to Lender (the “Manager’s Subordination”), (viii) the Secretary’s Certificate with respect to Borrower made by Borrower to Lender, (ix) the SPE Equity Owner’s Certificate made by SPE Equity Owner to Lender and (x) the Sponsor Certification made by the managing equity owner of Borrower to Lender; as each of the foregoing may be (and each of the defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time.

“Losses” means any losses, actual damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, without limitation, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, without limitation, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“Management Agreement” means the Management Agreement entered into between Manager and Borrower pertaining to the management of the Property in the form referred to in the Manager’s Subordination, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.11.

“Manager” means Capstar Commercial Real Estate Services, Ltd., a Texas limited partnership, as manager of the Property, or any successor or assignee, provided that each successor or assignee shall be acceptable to Lender in Lender’s discretion.

“Material Adverse Effect” means a material adverse effect upon (i) the business or financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of the Property.

“Material Alteration” means any alteration to the Improvements, Equipment or otherwise affecting any structural elements of the Property, the cost of which exceeds $3,000,000.00; provided, however, that, none of the following shall constitute a Material Alteration: (i) tenant improvement work performed pursuant to the terms of any Lease executed on or prior to the date hereof (ii) alterations performed in connection with a Restoration and (iii) work performed pursuant to Section 5.17.

“Material Leases” means the Parking Lease and all other Leases except any Lease which satisfies each of the following conditions (as determined by Lender): (i) the Lease is for space that does not exceed five percent (5%) of the total rentable square footage of the Improvements, (ii) the aggregate annual rental payments due under the Lease do not exceed five percent (5%) of the aggregate annual rental payments due to Borrower from all tenants at the Property, (iii) no Event of Default shall have occurred and remain continuing at the time the Lease is executed and delivered, and (iv) the tenant under such Lease is neither an Affiliate of Borrower nor related to Borrower. Notwithstanding the foregoing, prior to the release of the LOC Funds or the Letter of Credit in accordance with the terms of Section 2.8(e) of this Agreement, all Leases shall be deemed to be Material Leases.

“Maturity Date” means November 6, 2009 or such earlier date resulting from acceleration of the Indebtedness by Lender, or as may be extended in accordance with Section 2.3(b).

“Maximum Amount” means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) of ERISA that is covered by Title IV of ERISA and to which Borrower or any ERISA Affiliate has made, or had any obligation to make, contributions.

“Net Operating Income” means, for any period, the excess, if any, of Operating Income for such period over Operating Expenses for such period.

“New Payment Date” has the meaning provided in Section 2.3(b).

“Noteholder” has the meaning set forth in Section 2.3(f).

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Legal Requirements (or if such list does not exist, the similar list then being maintained by the United States), including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website at www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” means a certificate of Borrower signed by the managing equity owner of Borrower.

“Operating Expenses” means, for any period, all expenditures by Borrower as and to the extent required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Property. Notwithstanding the foregoing, Operating Expenses shall not include (x) any taxes imposed on Borrower’s net income, (y) depreciation or amortization of intangibles or (z) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated in accordance with GAAP.

“Operating Income” means, for any period, for Borrower, all regular ongoing income of Borrower during such period from the operation of the Property, including, without limitation: all amounts payable as Rents (other than security deposits) and all other amounts payable under Leases or other third party agreements relating to the ownership and operation of the Property; business interruption insurance proceeds; and all other amounts which in accordance with GAAP are required to be or are included in Borrower’s annual financial statements as operating income of the Property but excluding any lease termination payments.

“Other Borrowings” means, without duplication (but not including the Indebtedness or any Transaction Costs payable in connection with the Transactions), (i) all Permitted Indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower whether or not such indebtedness has been assumed, (v) all contingent liabilities of Borrower, and (vi) all payment obligations of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

“Other Plan Laws” has the meaning provided in Section 5.14(d).

“Parking Lease” means that certain Agreement to Lease Space, First Right to Lease Additional Space and Right of First Refusal to Purchase Property dated as of January 23, 2002 by and between Leonard Tower, L.P., a Texas limited partnership, as landlord, and Bryan Street Acquisition Partnership, L.P., a California limited partnership, as tenant (“Original Tenant”), as the same was subsequently assigned by Original Tenant to Borrower.

“Parking Lease Payments” means all rents, percentage rents and any other payments owing under the Parking Lease.

“Parking Lease Payments Monthly Installment” means the portion of the Parking Lease Payments, as determined by Lender in its reasonable discretion, which if reserved on a monthly basis, would assure that funds are reserved in sufficient amounts to enable the payment of Parking Lease Payments on their due date (as set forth in the Parking Lease).

“Parking Lease Payments Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment of the Parking Lease Payments.

“Payment Date” means the sixth (6th) day of each calendar month during the term of the Loan, or upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.3(b), the New Payment Date; provided, however, that for purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the sixth (6th) day of a given month shall not be a Business Day, then the Payment Date for such month shall be the preceding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permits” has the meaning provided in the Mortgage.

“Permitted Encumbrances” means, with respect to the Property, collectively, (i) the Lien created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning the Property, or any part thereof which have been approved by Lender in Lender’s discretion, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 5.3, and (iv) rights of current or future tenants of the Property, and (v) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may be granted or suffered by Borrower after the Closing Date and which do not materially and adversely affect (a) the ability of Borrower to pay any of its obligations to any Person as and when due, (b) the marketability of title to the Property, (c) the fair market value of the Property, or (d) the use or operation of the Property as of the Closing Date and thereafter.

“Permitted Indebtedness” means, collectively, (i) the Indebtedness and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property which do not exceed a maximum amount of four percent (4%) of the Loan Amount and are paid within thirty (30) days of the date incurred.

“Permitted Investments” means any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day immediately preceding the date upon which the funds in the Cash Collateral Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to Lender that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction:

(i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii) Federal Housing Administration debentures;

(iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market

Transaction), provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers “r” acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction), provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi) debt obligations with maturities of not more than 365 days and rated by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction), in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction), in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii) the Federated Prime Obligation Money Market Fund (the “Fund”) so long as the Fund is rated “AAAm” or “AAAm-G” by S&P, and the equivalent by each other Rating Agency (or otherwise acceptable to each Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction);

(ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to Lender, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction; and

(x) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Lender, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Secondary Market Transaction;

provided, however, that, in the judgment of Lender, such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and provided further that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (iii) such investments have a maturity in excess of one year.

“Permitted Transfers” means, provided that no Event of Default has occurred and is continuing:

(i) Permitted Encumbrances;

(ii) all transfers of worn out or obsolete furnishings, fixtures or equipment that are promptly replaced with property of equivalent value and functionality (unless

Borrower reasonably determines such replacement is not necessary for operation of the Property and would not have a Material Adverse Effect);

(iii) all Leases which are not Material Leases;

(iv) all Material Leases which have been approved by Lender in writing in Lender’s discretion (such approval not to be unreasonably withheld);

(v) transfers of Equity Interests which in the aggregate during the term of the Loan (a) do not exceed forty-nine percent (49%) of the total direct or indirect legal or beneficial ownership interests in Borrower, (b) do not result in any partner’s, member’s or other Person’s interest in Borrower exceeding forty-nine percent (49%) of the total direct or indirect legal or beneficial ownership interests in Borrower and (c) do not cause the transferee to acquire control of Borrower or SPE Equity Owner;

(vi) any other transfer of any other direct or indirect legal or beneficial ownership interest in Borrower, provided that (a) Lender shall have consented to such transfer (such consent not to be unreasonably withheld) (b) after any Secondary Market Transaction, Borrower shall deliver (or cause to be delivered) to Lender a Rating Agency Confirmation with respect to such transfer, (c) Borrower shall deliver to Lender and the Rating Agencies opinion letters relating to such transfer (including, without limitation, tax and bankruptcy opinions) in form and substance satisfactory to Lender and the Rating Agencies, and (d) Borrower pays all reasonable expenses incurred by Lender in connection with such transfer;

(vii) sales of the entire Property to another party (the “Transferee Borrower”), provided that prior to such sale (a) Borrower shall pay to Lender a transfer fee in the amount of one percent (1%) of the Loan Amount (except in the event that such sale or transfer is to Digital Realty Trust, L.P. (“Digital”)), (b) after a Secondary Market Transaction, Borrower shall deliver (or cause to be delivered) to Lender a Rating Agency Confirmation with respect to such transfer, (c) the identity, experience, financial condition, creditworthiness, single purpose nature and bankruptcy remoteness of the Transferee Borrower and the replacement guarantors and indemnitors shall be reasonably satisfactory to Lender, (d) Borrower, Transferee Borrower, Guarantor and the replacement guarantors and indemnitors shall execute and deliver any and all documentation as may be reasonably required by Lender or required by the Rating Agencies, as the case may be, in form and substance reasonably satisfactory to Lender or satisfactory to the Rating Agencies, as the case may be, in Lender’s reasonable discretion or the Rating Agencies’ discretion, as applicable, (e) counsel to Transferee Borrower and the replacement guarantors and indemnitors shall deliver to Lender and the Rating Agencies opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and REMIC opinions) in form and substance reasonably satisfactory to Lender and satisfactory to the Rating Agencies in Lender’s reasonable discretion and the Rating Agencies’ discretion, (f) Borrower shall deliver (or cause to be delivered) to Lender, an endorsement to the Title Insurance Policy relating to the change in the identity of the vestee and the execution and delivery of the transfer documentation in form and substance reasonably acceptable to Lender and (g) Borrower pays all reasonable expenses incurred by Lender in connection with such transfer, including, without limitation, Lender’s reasonable attorneys fees and expenses, all recording fees, and all fees payable to the Title Company for the delivery to Lender of the endorsement referred to in clause (f) above;

(viii) any transfer of a direct or indirect legal or beneficial ownership interest in Borrower that occurs by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust or family conservatorship established for the benefit of such immediate family member, provided that (A) Manager continues to be responsible for the management of the Property, and such transfer shall not result in a change of the day to day operations of the Property, (B) Borrower shall give Lender notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) Business Days after the date of such transfer, (C) the legal and financial structure of Borrower and SPE Equity Owner, and the single purpose nature and bankruptcy remoteness of Borrower and SPE Equity Owner after such transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements, (D) if such transfer would result in a change of control of Borrower or SPE Equity Owner and occurs before a Secondary Market Transaction, Lender shall consent to such transfer within thirty (30) days after such transfer, and (E) if such transfer would result in a change of control of Borrower or SPE Equity Owner and occurs after a Secondary Market Transaction, Borrower, at Borrower’s sole cost and expense, shall, within thirty (30) days after such transfer, (a) deliver (or cause to be delivered) to Lender a Rating Agency Confirmation with respect to such transfer, and opinion letters relating to such transfer (including, without limitation, tax, bankruptcy and REMIC opinions) in form and substance satisfactory to Lender and the Rating Agencies in their discretion, respectively, (b) obtain the prior written consent of Lender to such transfer and (c) reimburse Lender for all reasonable expenses incurred by Lender in connection with such transfer;

(ix) any transfer of a direct or indirect legal or beneficial ownership interest in Borrower to Digital that occurs in connection with an initial public offering of Digital Realty Trust, Inc., the sole general partner of Digital (“Permitted IPO”).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) established or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Principal Indebtedness” means the principal amount of the entire Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

“Proceeds” means all of Borrower’s “proceeds,” as such term is defined in the UCC, and, to the extent not included in such definition, all proceeds whether cash or non-cash,

movable or immovable, tangible or intangible (including Insurance Proceeds, Condemnation Proceeds and proceeds of proceeds), from the Property, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Property and all income, gain, credit, distributions and similar items from or with respect to the Property.

“Property” has the meaning provided in the Mortgage.

“Rating Agency Confirmation” means a confirmation by each of the applicable Rating Agencies which confirms that the taking of the action referenced therein will not result in any qualification, withdrawal or downgrading of any existing ratings of securities created in the applicable Secondary Market Transaction.

“Rating Agencies” means Fitch, Inc., Moody’s Investors Service, Inc., S&P, and Dominion Bond Rating Service Limited or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of a Secondary Market Transaction (each, individually, a “Rating Agency”).

“Recourse Liability” has the meaning provided in Article 11.

“Register” shall have the meaning set forth in Section 12.9.

“Registration Statement” has the meaning provided in Section 10.3.

“Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” (and its correlative terms) includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein, including the preparation of any plans, studies, reports or documents with respect thereto. Specifically, with respect to Mold, Remediation shall include, without limitation, all acts necessary to clean and disinfect any portions of the Property affected by Mold and to eliminate the sources of Mold on the Property, including, without limitation, providing any necessary moisture control systems at the Property.

“Remediation Costs” means costs incurred by Borrower in connection with any Remediation.

“REMIC” means a real estate mortgage investment conduit as defined under Section 860D of the Code.

“Rent Roll” has the meaning set forth in Section 4.35.

“Rents” has the meaning provided in the Mortgage.

“Required Debt Service Payment” means, on any Payment Date, the Debt Service then due and payable by Borrower.

“Required Reports” has the meaning set forth in Section 5.12(k).

“Restoration” means a repair or restoration of all or any portion of the Property.

“Rollover Costs” means the costs and expenses actually incurred by Borrower in connection with replacing tenants at the Property, including, without limitation, costs for tenant improvements and/or leasing commissions, down time, free rent and any and all other forms of rent concessions.

“Rollover Reserve Monthly Installment” means, with respect to the Property, (a) an amount equal to $66,666.67 for the first twelve (12) Payment Dates, and (b) $20,833.33 for each Payment Date thereafter so long as the LOC Funds (or the Letter of Credit, as applicable) have not been released to Borrower pursuant to Section 2.8(e) of this Agreement. In the event that the LOC Funds (or the Letter of Credit, as applicable) are released to Borrower pursuant to Section 2.8(e) of this Agreement, the Rollover Reserve Monthly Amount shall be an amount equal to $45,833.33 for each Payment Date following such release.

“Rollover Reserve Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment of Rollover Costs.

“S&B” has the meaning set forth in Section 3.11.

“S&B Lease” has the meaning set forth in Section 3.11.

“S&B Space” has the meaning set forth in Section 3.11.

“S&B Reserve Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment by Borrower to Lender of certain lease termination fees and excess cash flow as provided for pursuant to Section 3.11.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Secondary Market Transaction” has the meaning set forth in Section 10.1.

“Security Agreement” has the meaning provided in Section 2.6(d).

“Servicer” has the meaning set forth in Section 10.4.

“Single Member LLC” means a limited liability company that (i) is either (a) a single member limited liability company or (b) a multiple member limited liability company that does not have a Single-Purpose Entity that owns at least one percent (1%) of the equity interests in such limited liability company as its managing member, and (ii) is organized under the laws of the State of Delaware.

“Single-Purpose Entity” has the meaning set forth in Exhibit D.

“SPE Equity Owner” means DRT-Bryan Street, LLC, a Delaware limited liability company.

“Special Member” has the meaning provided in the definition of “Single-Purpose Entity.”

“Start-Up Day” means the “start-up day,” within the meaning of Section 860G(a)(9) of the Code, of any REMIC that holds the Note.

“Sub-Account” shall have the meaning provided in Section 3.1(c).

“Successor Obligor” has the meaning provided in Section 2.6(h).

“Survey” means a survey of the Property reasonably satisfactory to Lender prepared by a registered Independent surveyor reasonably satisfactory to Lender and containing a surveyor’s certification reasonably satisfactory to Lender.

“Taking” means a temporary or permanent taking or voluntary conveyance of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority whether or not the same shall have actually been commenced.

“Tax Fair Market Value” means, with respect to the Property, the fair market value of the Property, and (x) shall not include the value of any personal property or other property that is not an “interest in real property” within the meaning of Treasury Regulation §§1.860G-2 and 1.856-3(c), or is not “qualifying real property” within the meaning of Treasury Regulation §1.593-11(b)(iv), and (y) shall be reduced by the “adjusted issue price” (within the meaning of Code § 1272(a)(4)) (the “Tax Adjusted Issue Price”) of any indebtedness, other than the Loan, secured by a Lien affecting the Property, which Lien is prior to or on a parity with the Lien created under the Mortgage.

“Tax and Insurance” means the following costs with respect to the Property: (i) Impositions; and (ii) premiums for insurance policies pursuant to this Agreement.

“Tax and Insurance Monthly Installment” means, with respect to the Property, Lender’s reasonable estimate of one-twelfth (1/12th) of the annual amount of the Tax and Insurance (provided, that Lender may calculate reasonably the monthly amount to assure that funds are reserved in sufficient amounts to enable the payment of Tax and Insurance thirty (30) days prior to their respective due dates). If Tax and Insurance for the then current Fiscal Year or payment period are not ascertainable by Lender at the time a monthly deposit is required to be made, the Tax and Insurance Monthly Installment shall be Lender’s reasonable estimate based on one-twelfth (1/12th) of the aggregate Tax and Insurance for the prior Fiscal Year or payment period, with adjustments reasonably determined by Lender. As soon as Tax and Insurance are fixed for the then current Fiscal Year or period, the next ensuing Tax and Insurance Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Tax and Insurance Monthly Installments.

“Tax and Insurance Sub-Account” means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Article 3 relating to the payment of Tax and Insurance.

“Tenant Direction Letter” has the meaning set forth in Exhibit E.

“Title Insurance Policy” means an ALTA mortgagee policy of title insurance for the Property issued by Title Insurer in form and substance reasonably acceptable to Lender in an amount acceptable to Lender and insuring the first priority lien in favor of Lender created by the Mortgage.

“Title Insurer” means Commonwealth Land Title Insurance Company and any reinsurer reasonably required by Lender and/or any other nationally recognized title insurance company reasonably acceptable to Lender.

“Transaction Costs” means all fees, costs, expenses and disbursements relating to the Transactions, including, without limitation, all fees, costs, expenses and disbursements in connection with the Accounts and as described in Section 12.23.

“Transactions” means the transactions contemplated by the Loan Documents.

“Transfer” means (i) any conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profit interest) in Borrower or any SPE Equity Owner), sale, Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), assignment or Lien, whether by law or otherwise, of, on or affecting (x) all or any portion of the Property, (y) any direct or indirect interest in Borrower or (z) any direct or indirect legal or beneficial ownership interest in any SPE Equity Owner, or (ii) any change in control of Borrower or any SPE Equity Owner, in either case, other than a Permitted Transfer.

“TRIA” has the meaning provided in Section 7.1(h).

“UCC” means, with respect to any Property, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Property is located.

“Underwriter Group” has the meaning provided in Section 10.3.

“U.S. Obligations” means securities that qualify as “government securities” under section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1) and which are not subject to prepayment, call or early redemption.

“Yield Maintenance Premium” means, if all or any portion of the Note is accelerated, the amount that, when added to the amount otherwise due as a result of such acceleration, would be sufficient to purchase U.S. Obligations (a) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the date of such acceleration of the Note) upon which Payment Dates interest and principal payments are required under the Note through the Maturity Date and (b) in amounts sufficient to pay all scheduled principal and interest payments on the Note on each Payment Date through and including the Maturity Date; provided, however, under no circumstances shall the Yield Maintenance Premium be less than zero.

Section 1.2. Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS

Section 2.1. The Loan.

(a) Lender shall lend to Borrower a total aggregate amount equal to the Loan Amount.

(b) Proceeds of the Loan shall be used for the following purposes: (a) to acquire or refinance the Property, (b) to fund any upfront reserves or escrow amounts required hereunder, and (c) to pay any Transaction Costs. Any excess will be available to Borrower and may be used for any lawful purpose.

(c) Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

(d) Borrower’s obligation to pay the Indebtedness is evidenced by this Agreement and by the Note and secured by the Mortgage and the other Loan Documents. The Note shall be payable as to the Indebtedness as specified in this Agreement with a final maturity on the Maturity Date. Borrower shall pay all outstanding Indebtedness on the Maturity Date. Lender is hereby authorized, at its option, to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of the Indebtedness.

Section 2.2. Interest Rate.

(a) Interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Interest Rate and commencing on the Closing Date.

(b) Interest shall be computed on the actual number of days elapsed based on a 360 day year.

(c) Upon the occurrence of an Event of Default, the entire unpaid amount outstanding hereunder and under the Note will bear interest at the Default Rate.

(d) This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Amount. If, by the terms of this Agreement, the Note or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Amount, the Interest Rate shall be deemed to be immediately reduced to the Maximum Amount and all previous payments in excess of the Maximum Amount shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Amount from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3. Loan Payments.

(a) On the Payment Date occurring in December, 2004 and on each Payment Date thereafter, Borrower shall pay to Lender a monthly payment in the amount of $349,232.28 (the “Base Payment”), which amount is based on the Interest Rate and a 360-month amortization schedule; provided, however, that Borrower shall pay to Lender on the Closing Date (i) interest for the first Interest Accrual Period (unless the Closing Date is the sixth (6th) day of a calendar month, in which case no separate payment of interest shall be due on the Closing Date) and (ii) the Base Payment for the second Interest Accrual Period of the Loan, which amount shall be credited against the Base Payment due and payable by Borrower on the Payment Date occurring in December, 2004.

(b) At any time prior to the Start-Up Day, Lender shall have the right to change the Payment Date to a date other than the sixth (6th) day of each calendar month (the “New Payment Date”) on thirty (30) days notice to Borrower; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the Interest Rate for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date and (ii) shall extend the Maturity Date to the New Payment Date occurring in the calendar month set forth in the definition of Maturity Date.

(c) The Loan shall mature on the Maturity Date, on which date Borrower shall pay to Lender the Indebtedness.

(d) If Borrower fails to pay any sums due under the Loan Documents on the date when the same is due, Borrower shall pay to Lender upon demand a Late Charge.

(e) All payments made by Borrower under this Agreement and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding (i) income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on Lender as a result of a present or former connection between Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (ii) in the case of any Foreign Lender, any taxes that are in effect and that would apply to a payment hereunder or under any other Loan Document made to such Foreign Lender as of the date such Foreign Lender becomes a party to this Agreement, or in the case of any other Lender which changes its lending office with respect to the Loan to an office outside the United States, any taxes that are in effect and would apply to a payment to such Lender as of the date of the change of the lending office (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings and liabilities, collectively, “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) Borrower shall make all such required deductions, (ii) the sum payable to Lender shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.3(e)), Lender receives an amount equal to the sum Lender would have received had no such deductions been made and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

Payments made pursuant to this Section 2.3(e) shall be made within ten (10) Business Days after Lender makes written demand therefor.

(f) Lender and any subsequent holder of the Note or Person entitled to payment thereon hereby represents and warrants to Borrower that no withholding tax is applicable to any payments made to it in connection with the Note or any of the other Loan Documents. Without limiting the foregoing, on or prior to the date that Lender or any other subsequent holder of the Note (collectively, a “Noteholder”) becomes a Noteholder hereunder, (i) each such Noteholder that is organized under the laws of a jurisdiction outside of the United States within the meaning of the Code (each a “Foreign Lender”) shall deliver to Borrower (a) two duly completed and signed copies of either Internal Revenue Service Form W-8BEN (claiming an exemption from or a reduction in U.S. withholding tax under an applicable treaty) or its successor form or Form W-8ECI (claiming an exemption from U.S. withholding tax as effectively connected income) or its successor form and related applicable forms, as the case may be; or (b) in the case of a Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and that cannot comply with the requirements of clause (i)(a) hereof, (x) a statement to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8BEN or successor and related applicable forms, or (ii) each such Noteholder that is not a Foreign Lender shall deliver to the Borrower two duly signed completed copies of Internal Revenue Service Form W-9. Thereafter and from time to time, each such Noteholder shall (i) promptly submit to Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Noteholder pursuant to the Loan Documents, (ii) promptly notify Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Noteholder, and as may be reasonably necessary to avoid any Legal Requirement of Borrower to make any deduction or withholding for taxes, including Applicable Taxes, from amounts payable to such Noteholder. If such Noteholder fails to deliver the above forms or other documentation, or if the forms or other documentation delivered by such Noteholder indicate that any payments made to such Noteholder pursuant to the Loan Documents are subject to a reduced rate of tax, then (i) Borrower may withhold from any interest payment to such Noteholder an amount equivalent to the applicable withholding tax imposed by the Code or the applicable treaty, without reduction, and such Noteholder shall not be entitled to additional amounts or indemnification for such withholding hereunder and (ii) such Noteholder shall indemnify Borrower for any charges or penalties assessed against Borrower for Borrower’s failure to make any deduction of withholdings for taxes from amounts payable to Noteholder under the Loan Documents.

Section 2.4. Prepayment. Borrower shall not be permitted at any time to prepay all or any part of the Loan except as expressly provided in this Section 2.4. Provided no Event of

Default has occurred and is continuing, Borrower may voluntarily prepay the Indebtedness in full and not in part only on or after the date which is three Payment Dates prior to the Maturity Date and there shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason of such prepayment; provided, however, that Borrower shall give to Lender at least fifteen (15) days prior written notice thereof. Any prepayment of the Loan shall be made on a Payment Date, and if any such prepayment is not made on a Payment Date, Borrower shall also pay to Lender interest calculated at the Interest Rate that would have accrued on such prepaid Principal Indebtedness through the end of the Interest Accrual Period in which such prepayment occurs. If Borrower is required under this Agreement to prepay the Loan or any portion thereof in the event of a Casualty or Taking, Borrower shall prepay the Loan to the full extent of the Insurance Proceeds or the Condemnation Proceeds, as applicable, and notwithstanding anything herein to the contrary, there shall be no Yield Maintenance Premium assessed against Borrower by reason of such prepayment unless an Event of Default has occurred and is then continuing, in which event, Borrower shall pay to Lender an amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of Insurance Proceeds or Condemnation Proceeds applied to the Indebtedness. All prepayments made pursuant to this Section 2.4 shall be applied in accordance with Section 2.5.

Section 2.5. Method and Place of Payments; Application of Payments; Borrower Obligations Absolute.

(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due, and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

(b) Prior to the occurrence of an Event of Default, all proceeds of any payment, including prepayments, of the Loan shall be applied to pay any and all amounts due and owing under the Loan Documents, including, without limitation, any costs and expenses of Lender, including, without limitation, Lender’s reasonable attorney’s fees and disbursements reasonably expended by Lender to protect the Property, all in such order and such manner as Lender shall elect in Lender’s discretion. After the occurrence of an Event of Default, all proceeds of payment, including any payment or recovery on the Property, shall be applied to the Indebtedness in such order and in such manner as Lender shall elect in Lender’s discretion.

(c) Except as specifically set forth in any Loan Document, all sums payable by Borrower under any Loan Document shall be paid without notice, demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Borrower under the Loan Documents shall in no way be released, discharged, or otherwise affected by reason of: (a) any Taking; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof; (c) any title defect or encumbrance or any eviction from the Property or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Borrower, any partner, member, shareholder, beneficial owner or trustee of Borrower, or any guarantor or indemnitor, or any action taken with respect to any Loan Document by any trustee or receiver of Borrower or any such partner, member, shareholder, beneficial owner, trustee, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure by Lender to perform or comply with any of the terms of any Loan Document; or (g) any other occurrence, whether or not Lender shall have notice or knowledge of any of the foregoing. Borrower waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Borrower.

Section 2.6. Defeasance.

(a) Provided that no Event of Default has occurred and is continuing, after the earlier to occur of (i) two (2) years after the Start-Up Day and (ii) three (3) years after the Closing Date, Borrower may voluntarily defease all of the Loan.

(b) Any defeasance of the Loan by Borrower shall be made on a Payment Date.

(c) Borrower shall not be permitted at any time to defease all or any part of the Loan except as expressly provided in this Section 2.6.

(d) Subject to the terms and conditions of this Agreement, Borrower may defease the Loan if Borrower: (i) provides not less than fifteen (15) days prior written notice to Lender specifying a Payment Date (the “Defeasance Release Date”) on which the payments provided in clauses (ii), (iii) and (iv) below are to be made and the deposit provided in clause (v) below is to be made, (ii) pays all interest accrued and unpaid on the Principal Indebtedness to and including the Defeasance Release Date, (iii) pays all reasonable fees and expenses associated with the defeasance of the Loan (including, without limitation, fees of Rating Agencies and accountants, and fees incurred in connection with the delivery of opinion letters related to such defeasance) and all other sums then due and payable under the Loan Documents, (iv) deposits with Lender an amount equal to the Defeasance Deposit or at Lender’s request delivers to Lender all the U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the Defeasance Release Date) upon which Payment Dates interest and principal payments are required under the Note through and including the Maturity Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note on each Payment Date through and including the Maturity Date and any tax payable in respect of income earned by Borrower or Successor Obligor from such U.S. Obligations, and (v) delivers to Lender (A) a security agreement, in form and substance satisfactory to Lender, creating a first priority perfected Lien on the deposits required pursuant to this Section 2.6 and the U.S. Obligations purchased on behalf of Borrower in accordance with this Section 2.6 (the “Security Agreement”), (B) for execution by Lender, a release of the Property from the lien of the Mortgage in a form appropriate for the jurisdiction in which the

Property is located, (C) an Officer’s Certificate of Borrower certifying that the requirements set forth in this Section 2.6 have been satisfied including, without limitation, that no Event of Default has occurred and is continuing, (D) an opinion of Borrower’s counsel in form and substance satisfactory to Lender stating, among other things, (x) that, the U.S. Obligations have been duly and validly assigned and delivered to Lender and Lender has a first priority perfected security interest in and Lien on the deposits required pursuant to this Section 2.6 and a first priority perfected security interest in and Lien on the U.S. Obligations purchased pursuant hereto and the Proceeds thereof and (y) that the defeasance will not adversely affect the status of any REMIC formed in connection with a Secondary Market Transaction, and (E) such other certificates, documents or instruments as Lender may request including, without limitation, (x) written confirmation from the relevant Rating Agencies that such defeasance will not cause any Rating Agency to withdraw, qualify or downgrade the then-applicable rating on any security issued in connection with any Secondary Market Transaction and (y) a certificate from an Independent certified public accountant certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Agreement.

(e) The U.S. Obligations shall mature on or be redeemable, or provide for payment thereon, on or prior to the Business Day immediately preceding the date on which payments under the Note are due and payable and the proceeds thereof shall be payable directly to the Cash Collateral Account. In connection with the foregoing, Borrower appoints Lender as Borrower’s agent for the purpose of applying the amounts delivered pursuant to clause (d) above to purchase U.S. Obligations.

(f) If any notice of defeasance is given, Borrower shall be required to defease the Loan on the Defeasance Release Date (unless such notice is revoked in writing by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any reasonable costs incurred by Lender in connection with Borrower’s giving of such notice and revocation).

(g) Upon compliance with the requirements of this Section 2.6 in the event of a total defeasance of the Loan, the Property shall be released from the lien of the Mortgage.

(h) In connection with a defeasance of the Loan, Borrower may assign to such other entity or entities established or designated by Lender in its discretion (the “Successor Obligor”) all of Borrower’s obligations under the Note, the other Loan Documents and the Security Agreements together with the pledged U.S. Obligations. The Successor Obligor shall assume, in a writing or writings reasonably satisfactory to Lender, all of Borrower’s obligations under the Note, the other Loan Documents and the Security Agreements and, upon such assignment Borrower shall, except as set forth herein, be relieved of its obligations hereunder.

(i) Nothing in this Section 2.6 shall release Borrower from any liability or obligation relating to any environmental matters arising under Article 9.

Section 2.7. Yield Maintenance Premium. Except as specifically set forth in Section 2.4, upon any repayment or prepayment of the Principal Indebtedness, including, without limitation, in connection with an acceleration of the Loan, Borrower shall pay to Lender on the date of such repayment, prepayment or acceleration of the Loan the Yield Maintenance Premium. All Yield Maintenance Premium payments hereunder shall be deemed earned by Lender upon the funding of the Loan. The parties hereto hereby agree that this Section 2.7 is not intended to permit Borrower to prepay the Loan except as specifically set forth in Section 2.4.

Section 2.8. Letter of Credit.

(a) As additional collateral securing Borrower’s obligations under the Loan, Borrower shall deliver to Lender on the date hereof either (i) immediately-available funds in the amount of Five Million Dollars ($5,000,000), to be held by Lender in the Excess Cash Flow Reserve Sub-Account, pursuant to the terms of this Agreement (“LOC Funds”), or (ii) an irrevocable letter of credit (payable on sight draft) in an initial amount equal to Five Million Dollars ($5,000,000) (the “Letter of Credit”), naming Lender as the sole beneficiary thereof. The Letter of Credit shall: (1) be perpetual or for a term of one year with automatic renewals unless Lender receives written notice of non-renewal from the issuing financial institution no less than sixty (60) days prior to the expiration of the then-outstanding Letter of Credit; (2) be issued by a domestic financial institution that is not an Affiliate of any Borrower and that has a long-term unsecured debt rating by S&P of not less than “A” and a short-term unsecured debt rating of not less than “A-1”, or such other credit rating as is acceptable to Lender in its sole and absolute discretion; (3) permit full or partial draws without condition or charge to the beneficiary of the Letter of Credit; (4) be freely transferable by the beneficiary of the Letter of Credit (and each successor as beneficiary) without restriction or charge; and (5) otherwise be acceptable to Lender in all respects in Lender’s sole and absolute discretion.

(b) Borrower shall cause the Letter of Credit to remain valid and effective at all times prior to its stated expiration date unless and to the extent the Letter of Credit is drawn upon by Lender and paid to Lender in the amount of such draw. The Letter of Credit shall be effective and delivered as of the date hereof.

(c) Lender shall have the right to draw in full or in part upon the Letter of Credit, without notice to Borrower: (i) upon the occurrence of any Event of Default; (ii) if Lender has not received, at least thirty (30) days prior to the date on which the then-outstanding Letter of Credit is scheduled to expire, a renewal or replacement Letter of Credit that satisfies all requirements set forth herein; (iii) upon any transfer of the Loan by Lender to another party, Lender or its transferee has not been delivered, for any reason, either an endorsement to any Letter of Credit by the issuing financial institution evidencing the transferee as the new beneficiary thereunder, or a substitute Letter of Credit naming the transferee as beneficiary thereunder; (iv) if Borrower fails to cooperate in any manner deemed appropriate or advisable by Lender in order for Lender to obtain an endorsement or substitute Letter of Credit; (v) if Borrower fails to pay the transfer fee, if any, due in connection with transferring the Letter of Credit to any transferee; or (vi) if Lender has not received, within fifteen (15) Business Days of the earlier of (A) delivery by Lender to Borrower of written notice that the financial institution issuing the Letter of Credit ceases to meet the rating requirement set forth herein, or (B) Borrower obtaining knowledge in any way that the financial institution issuing the Letter of Credit ceases to meet the rating requirement set forth herein, a replacement Letter of Credit that satisfies all requirements set forth herein. Lender shall be entitled to charge Borrower a reasonable processing fee for administering and reviewing any renewal, replacement or release of the Letter of Credit which Borrowers are required to provide hereunder.

(d) Lender may draw on the Letter of Credit in accordance with the terms and conditions contained herein, without prior notice to Borrower, and may apply such drawn amounts toward the payment of any and all amounts owning to Lender under the Loan, in such priority and proportion as Lender deems appropriate in its sole and absolute discretion.

(e) Provided no Event of Default then exists, Borrower may request (in writing) Lender’s release to Borrower of the LOC Funds (or the Letter of Credit, as applicable), provided that the Property shall, at the time of such request, be generating no less than $12,000,000 of annual gross base rental income (excluding all non-base rental income and expense reimbursements), calculated on a trailing-twelve month basis, as determined by Lender in its sole and absolute discretion in accordance with Lender’s then-applicable standard underwriting criteria.

ARTICLE 3

CASH MANAGEMENT AND RESERVE FUNDS

Section 3.1. Cash Management Generally.

(a) Borrower shall open and maintain at the Collection Account Bank a collection account (the “Collection Account”). The Collection Account shall be assigned an identification number by the Collection Account Bank and shall be opened and maintained in the name “Digital-Bryan Street Partnership, L.P., for the benefit of Countrywide Commercial Real Estate Finance, Inc. as Beneficiary.” Borrower may designate a new financial institution to serve as a Collection Account Bank if approved by Lender in Lender’s discretion, which new financial institution shall promptly enter into, with Borrower and Lender, a new collection account agreement in form and substance satisfactory to Lender in Lender’s discretion. If any Collection Account Bank resigns pursuant to the terms of the Collection Account Agreement, Borrower shall replace such Collection Account Bank with a bank and documentation acceptable to Lender prior to the date that such resignation becomes effective pursuant to such Collection Account Agreement.

(b) Pursuant to the Collection Account Agreement among the Collection Account Bank, Borrower and Lender dated as of the date hereof (the “Collection Account Agreement”) Borrower will authorize and direct Collection Account Bank to transfer on a daily basis all funds deposited in the Collection Account into an account specified by Borrower, unless a Cash Management Period is continuing, in which event, Borrower will authorize and direct Collection Account Bank to transfer on a daily basis all such funds to a cash collateral account that is an Eligible Account established by Lender or Servicer on behalf of Lender (the “Cash Collateral Account”). Lender may elect, at its option, to change the financial institution at which the Cash Collateral Account shall be maintained. Lender shall give Borrower not less than thirty (30) days prior notice of each change. The Cash Collateral Account shall be under the sole dominion and control of Lender. Borrower shall have no right of withdrawal in respect to the Cash Collateral Account.

(c) The Cash Collateral Account shall contain the following sub-accounts: a Parking Lease Payments Sub-Account, an Excess Cash Flow Reserve Sub-Account, a Debt Service Payment Sub-Account, a Tax and Insurance Sub-Account, a Deferred Maintenance and Environmental Reserve Sub-Account, a Capital Expenditure Reserve Sub-Account, a Rollover Reserve Sub-Account and an S&B Reserve Sub-Account, each of which accounts (individually, a “Sub-Account” and collectively, the “Sub-Accounts”) shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to this Agreement. At Lender’s or Servicer’s election, any of the Sub-Accounts may be established on a ledger-entry basis. Each of the Accounts shall be maintained in the name “Digital-Bryan Street Partnership, L.P., for the benefit of Countrywide Commercial Real Estate Finance, Inc. as Beneficiary.” In the event Lender transfers or assigns the Loan, Lender or Servicer, at Lender’s request, shall change the name of the applicable Accounts to the name of the transferee or assignee.

Section 3.2. Deposits into Collection Account. Borrower represents, warrants and covenants that, (a) Borrower shall cause, and shall cause Manager to cause, all Rents and other Gross Revenue to be deposited directly into the Collection Account. Without limiting the foregoing, Borrower shall cause each Tenant under each Lease to send directly to the Collection Account all payments of Rent pursuant to an instruction letter in the form of Exhibit E attached hereto (a “Tenant Direction Letter”); (b) commencing with the first billing statement delivered after the date hereof and for each subsequent statement delivered, Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager or with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Collection Account. Borrower shall not, and shall not cause Manager to, direct any such Person to make payments due under such accounts in any other manner; (c) if, notwithstanding the provisions of this Section 3.2, Borrower or Manager receives any Rents or other Gross Revenue from the Property, then (i) such amounts shall be deemed to be Account Collateral and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower or Manager, and (iii) Borrower shall, and shall cause Manager to, deposit such amounts in the Collection Account within two (2) Business Days of receipt; (d) without the prior written consent of Lender, Borrower shall not, and shall not cause Manager to (i) terminate, amend, revoke or modify any Tenant Direction Letter, or (ii) direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and (e) there are no other accounts maintained by Borrower, Manager or any other Person into which Rents or other Gross Revenue from the Property are deposited.

Section 3.3. Eligible Accounts. Borrower and Lender (or Servicer on behalf of Lender) shall maintain each Account (other than the Collection Account) as an Eligible Account. Each Account is and shall be treated as a “securities account” as such term is defined in Section 8.501(a) of the UCC or a “deposit account” as defined in Section 9-102(a)(29) of the UCC, as applicable. The Cash Collateral Account is intended to be a deposit account and all other Accounts are intended to be securities accounts. Each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to each Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. All securities or other property underlying any financial assets credited to each Account shall be registered in the name of Lender or Servicer, as applicable, indorsed to Lender or Servicer, as applicable or in blank or credited to another securities account maintained in the name of Lender or Servicer, as applicable and in no case will any financial asset credited to any Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.

Section 3.4. Initial Funding of Sub-Accounts. On the date hereof, Borrower shall deposit (i) $100,566.00 into the Tax and Insurance Sub-Account, (ii) $404,000.00 into the Deferred Maintenance and Environmental Reserve Sub-Account, (iii) $8,349.37 into the Capital Expenditure Reserve Sub-Account, and (iv) $66,666.67 into the Rollover Reserve Sub-Account and (v) $13,335.00 into the Parking Lease Payments Sub-Account.

Section 3.5. Monthly Funding of Sub-Accounts. During each Interest Accrual Period and, except as provided below, during the term of the Loan at any time following the occurrence of a Cash Management Period (each, the “Current Interest Accrual Period”), Lender shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

(a) first, beginning with the Payment Date occurring in January 2005, to the Parking Lease Payments Sub-Account, until an amount equal to the Parking Lease Payments Monthly Installment for the Current Interest Accrual Period has been allocated to the Parking Lease Payments Sub-Account;

(b) second, beginning with the Payment Date occurring in January 2005, to the Tax and Insurance Sub-Account, until an amount equal to the Tax and Insurance Monthly Installment for the Current Interest Accrual Period has been allocated to the Tax and Insurance Sub-Account;

(c) third, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date immediately after the Current Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account;

(d) fourth, beginning with the Payment Date occurring in January 2005, to the Capital Expenditure Reserve Sub-Account, until an amount equal to the Capital Expenditure Reserve Monthly Installment for the Current Interest Accrual Period has been allocated to the Capital Expenditure Reserve Sub-Account;

(e) fifth, beginning with the Payment Date occurring in January 2005, to the Rollover Reserve Sub-Account, until an amount equal to the Rollover Reserve Monthly Installment for the Current Interest Accrual Period has been allocated to the Rollover Reserve Sub-Account;

(f) sixth, to the extent required pursuant to the terms of Section 3.11, to the S&B Reserve Sub-Account, excess cash flow (up to $50,000 per Payment Date) remaining after making the allocations described in clauses (a)-(e) above;

(g) seventh, during any Cash Trap Period, to the Excess Cash Flow Reserve Sub-Account, all excess cash flow remaining after making the allocations described in clauses (a)-(f) above;

(h) eighth, provided that no Event of Default has occurred and is continuing and no Cash Trap Period exists, Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in all prior subclauses of this Section 3.5 have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto shall be disbursed by Lender on the first Payment Date after the end of the then Current Interest Accrual Period, at Borrower’s expense, to such account that Borrower may request in writing. Lender and its agents shall not be responsible for monitoring Borrower’s use of any funds disbursed from the Cash Collateral Account or any of the Sub-Accounts.

On each Payment Date other than any Payment Date occurring during the continuance of a Cash Management Period, Borrower shall pay to Lender (1) the Parking Lease Payments Monthly Installment which shall be deposited into the Parking Lease Payments Sub-Account, (2) the Tax and Insurance Monthly Installment which shall be deposited into the Tax and Insurance Sub-Account, (3) the Required Debt Service Payment which shall be deposited into the Debt Service Sub-Account, (4) the Capital Expenditure Reserve Monthly Installment which shall be deposited into the Capital Expenditure Reserve Sub-Account, (5) the Rollover Reserve Monthly Installment which shall be deposited into the Rollover Reserve Sub-Account, and (6) all amounts payable pursuant to Section 3.11(b) which shall be deposited into the S&B Reserve Sub-Account.

Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, (a) any amounts deposited into or remaining in the Cash Collateral Account or any Sub-Account shall be for the account of Lender and may be withdrawn by Lender to be applied in any manner as Lender may elect in Lender’s discretion, (b) Borrower shall have no further right in respect of the Accounts, (c) Lender may, or direct Servicer to, liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may determine and (d) Lender may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to pay any deficiency in amounts to be deposited into any Sub-Account. If Lender elects to apply funds of any such Sub-Account to pay any Required Debt Service Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within one (1) Business Day after notice of such withdrawal, an Event of Default shall exist hereunder.

Section 3.6. Tax and Insurance.

(a) At least five (5) Business Days prior to the due date of any Tax and Insurance payment, and not more frequently than once each Interest Accrual Period, Borrower shall notify Lender in writing and request that Lender make such Tax and Insurance payment on behalf of Borrower on or prior to the due date thereof. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation reasonably required by Lender to establish that such Tax and Insurance payment is then due. Lender shall be entitled to conclusively rely on all bills or other documentation received from Borrower, in each case without independent investigation or verification. Lender shall make such payments out of the Tax and Insurance Sub-Account before the same shall be delinquent to the extent that there are funds available in the Tax and Insurance Sub-Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s) as and when provided above.

(b) Except to the extent that Lender is obligated to pay Tax and Insurance from the Tax and Insurance Sub-Account pursuant to the terms of this Section 3.6, Borrower shall pay all Tax and Insurance with respect to itself and the Property in accordance with the terms hereof. Borrower’s obligation to pay (or enable Lender to pay) Tax and Insurance pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender’s or the Deed of Trust Trustee’s interests. In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the outstanding Indebtedness shall, at the option of Lender, become due and payable on the date that is one hundred twenty (120) days after Lender provides notice to Borrower of such change in law and its election to accelerate the due date of the Loan; and failure to pay such amounts on the date due shall be an Event of Default. If an Event of Default has occurred and is continuing, the proceeds on deposit in the Tax and Insurance Sub-Account may be applied by Lender in any manner as Lender in its discretion may determine.

Section 3.7. Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer to Lender’s own account from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for the applicable Payment Date. Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.5(a) regardless of the time Lender makes such transfer as long as sufficient funds are on deposit in the Debt Service Payment Sub-Account at 12:00 noon, New York City time on the applicable Payment Date.

Section 3.8. Deferred Maintenance Costs and Remediation Costs. Not more frequently than once each Interest Accrual Period, and provided that no Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower funds from the Deferred Maintenance and Environmental Reserve Sub-Account, to the extent funds are available therein, for payment of Deferred Maintenance Costs or Remediation Costs. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation reasonably required by Lender to establish that such Deferred Maintenance Costs or Remediation Costs are reasonable, that the work relating thereto has been completed and that such amounts are then due or have been paid. Lender shall approve or disapprove such request within ten (10) Business Days after Lender’s receipt of such request and, if approved, Lender shall release the funds to Borrower or Borrower’s designee within ten (10) Business Days after Lender’s approval.

Section 3.9. Capital Improvement Costs. Not more frequently than once each Interest Accrual Period, and provided that no Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower funds from the Capital Expenditure Reserve Sub-Account, to the extent funds are available therein, for payment of Capital Improvement Costs. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation reasonably required by Lender to establish that such Capital Improvement Costs are reasonable, that the work relating thereto has been completed and that such amounts are then due or have been paid. Lender shall approve or disapprove such request within ten (10) Business Days after Lender’s receipt of such request and, if approved, Lender shall release the funds to Borrower or Borrower’s designee within ten (10) Business Days after Lender’s approval.

Section 3.10. Rollover Costs. Not more frequently than once each Interest Accrual Period, and provided that no Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower funds from the Rollover Reserve Sub-Account, to the extent funds are available therein, for payment of Rollover Costs. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be required by Lender to establish that such Rollover Costs are reasonable, that the work relating thereto, if applicable, has been completed and that such amounts are then due or have been paid. Lender shall approve or disapprove such request within ten (10) Business Days after Lender’s receipt of such request and, if approved, Lender shall release the funds to Borrower or Borrower’s designee within ten (10) Business Days after Lender’s approval.

Section 3.11. Parking Lease and S&B Lease Payments.

(a) On or before each due date under the Parking Lease, from the amounts allocated to the Parking Lease Payments Sub-Account, Lender shall pay to the lessor under the Parking Lease the Parking Lease Payments pursuant to written instructions received from Borrower. Borrower shall provide Lender with written notice of any changes in the Parking Lease Payments thirty (30) days prior to the effective date of such change. Borrower shall at all times ensure that (i) there are sufficient funds in the Parking Lease Payments Sub-Account to pay all Parking Lease Payments on time and (ii) that Lender has received sufficient instructions and information (including, without limitation, the address to which payments are to be sent, the amount of payments and the manner in which payments are to be sent) to ensure timely payment of all Parking Lease Payments in strict compliance with the terms of the Parking Lease. If an Event of Default has occurred and is continuing, the proceeds on deposit in the Parking Lease Payments Sub-Account may be applied by Lender in any manner as Lender in its discretion may determine.

(b) (i) In the event that Stutzman & Bromberg, A Professional Corporation (“S&B”), the tenant under that certain Lease Agreement, as amended, executed by and between S&B and Bryan Street Acquisition Partnership, LP (Borrower’s predecessor in interest), dated as of March 6, 2002 (as subsequently amended, assigned or otherwise modified, the “S&B Lease”), shall terminate the S&B Lease prior to its expiration date, pursuant to S&B’s termination rights thereunder, Borrower shall (a) promptly deliver to Lender upon receipt from S&B, for deposit into the S&B Reserve Sub-Account, any and all termination fees due and payable by S&B to Borrower, and (B) pay to Lender, on a monthly basis, the amount of $50,000 on each of the eight (8) consecutive Payment Dates following such termination of the S&B Lease, for deposit into the S&B Reserve Sub-Account. All funds held in the S&B Reserve Sub-Account shall serve as additional collateral securing Borrower’s obligations under this Agreement and the Loan Documents. All such funds shall be under the exclusive control of Lender and may be applied by Lender toward any amounts owing by Borrower under the Loan Documents, including without limitation, toward Debt Service and/or Rollover Costs, as determined by Lender in its sole and absolute discretion.

(ii) Upon Borrower’s satisfaction of the following conditions (which satisfaction shall be determined by Lender in its sole and absolute discretion), Borrower shall have the right to request, in writing (and upon receipt of such written request, Lender shall deliver to Borrower within five (5) Business Days), the balance of any funds remaining in the S&B Reserve Sub-Account:

(A) one or more replacement tenants shall have executed leases of the tenant space formerly occupied by S&B (the “S&B Space”), such tenant(s) shall have accepted and taken actual possession of the S&B Space, and such tenant(s) shall have commenced paying rent under such replacement leases(s) at an aggregate annual rental of not less than $313,568 per year; and

(B) all Rollover Costs associated with, or incurred by Borrower in connection with, re-leasing the S&B Space shall have been paid in full, and Borrower shall have delivered to Lender such documentation reasonably requested by Lender evidencing that all such Rollover Costs have been paid in full.

Section 3.12. Sole Dominion and Control. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Servicer, subject to the terms hereof. Other than disbursements to Borrower authorized under Section 3.5(h), Borrower shall not have the right of withdrawal with respect to any Account except with the prior written consent of Lender.

Section 3.13. Permitted Investments. Lender or Servicer, as applicable, shall invest and reinvest any balance in the Cash Collateral Account in Permitted Investments. All funds in the Cash Collateral Account or any Sub-Account that are invested in a Permitted Investment are deemed to be held in such Cash Collateral Account or Sub-Account for all purposes of the Loan Documents. The maturities of the Permitted Investments on deposit in the Cash Collateral Account or any Sub-Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Sub-Accounts must be made. All Permitted Investments shall be held in the name and be under the sole dominion and control of Lender. Neither Lender nor Servicer shall have any liability for any loss in investments of funds in the Cash Collateral Account or Sub-Account that are invested in Permitted Investments. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Cash Collateral Account by Borrower no later than one (1) Business Day following such liquidation. Borrower shall include all such earnings and losses on the Cash Collateral Account or any Sub-Account as income or losses, as the case may be, of Borrower for federal and applicable state tax purposes. Borrower shall be responsible for any and all fees, costs and expenses with respect to Permitted Investments. The Accounts shall be assigned the federal tax identification number of Borrower, which number is 20-1827931.

Section 3.14. Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be income of Borrower but paid to Lender monthly as an additional payment due hereunder.

Section 3.15. Security Agreement.

(a) To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Lender and grants to Lender a first priority and continuing Lien on and security interest in and to the Account Collateral.

(b) Borrower covenants that (i) all Rents and other items of Gross Revenue shall be deposited into the Collection Account in accordance with Section 3.2, and (ii) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager or any Person to open) any other account for the collection of Rents or other items of Gross Revenue, other than a replacement Collection Account approved by Lender in Lender’s discretion.

(c) Borrower hereby authorizes Lender to file financing statements in connection with the Account Collateral in the form required to properly perfect Lender’s security interest in the Account Collateral.

(d) Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof and of the other Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Liens granted to Lender under the Loan Documents.

(e) Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in Lender’s possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in Lender’s possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords Lender’s own property, it being understood that Lender shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Lender’s acknowledging receipt of, any wire transfer from the Collection Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender’s agents, employees or bailees unless such loss, damage or diminution is the result of a failure by Lender to exercise reasonable care.

(f) Lender and Servicer, as agent for Lender, shall have with respect to the Account Collateral, in addition to the rights and remedies hereunder, all of the rights and remedies available at law or in equity, including, without limitation, all rights and remedies available to a secured party under the UCC in effect in the State in which the Accounts are located, as if all such rights and remedies were fully set forth herein.

(g) This Section 3.14 shall create a continuing pledge of, Lien on and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrower shall be entitled to the return, upon Borrower’s written request and at Borrower’s expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Lender shall execute such documents as may be reasonably requested by Borrower in writing to evidence such termination and the release of the pledge and Lien hereof, provided, however, that Borrower shall pay on demand all of Lender’s reasonable expenses incurred in connection therewith.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the Closing Date as follows:

Section 4.1. Organization. Borrower (i) is a duly organized and validly existing Entity in good standing under the laws of the State of its formation, (ii) is duly qualified as a foreign Entity in each jurisdiction in which the nature of its business or any of the Property makes such qualification necessary or desirable, (iii) has the requisite Entity power and authority to carry on its business as now being conducted, and (iv) has the requisite Entity power to execute and deliver, and perform its obligations under, the Loan Documents.

Section 4.2. Authorization. The execution and delivery by Borrower of the Loan Documents to which it is a party, Borrower’s performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Loan Documents (i) have been duly authorized by all requisite Entity action on the part of Borrower, (ii) will not violate any provision of any applicable Legal Requirements, any order, writ, decree, injunction or demand of any court or other Governmental Authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any indenture or agreement or instrument, and (iv) have been duly executed and delivered by Borrower. Except for those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which Borrower or Manager is a party have been duly authorized, executed and delivered by such parties.

Section 4.3. Single-Purpose Entity.

(a) Borrower has been, is and will continue to be, a duly formed and existing Entity, and a Single-Purpose Entity.

(b) Each SPE Equity Owner at all times since its formation has been, and will continue to be, a duly formed and existing limited liability company in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity, is duly qualified as a foreign entity in each other jurisdiction in which the nature of its business or any of the Property makes such qualification necessary or desirable, and Borrower will take no action to cause any SPE Equity Owner not to be a duly formed and existing limited liability company in good standing under the laws of the jurisdiction of its formation and a Single-Purpose Entity.

(c) Borrower at all times since its formation has complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which Borrower was formed relating to the Entity.

(d) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan, including, but not limited to, any exhibits attached thereto, shall be true and correct in all respects. Borrower and each SPE Equity Owner have complied and will comply with all of the assumptions made with respect to it in the Insolvency Opinion, and will comply with all of the assumptions made with respect to it in any subsequent non-consolidation opinion delivered in connection with the Loan. Each entity other than Borrower with respect to which an assumption shall be made in any subsequent non-consolidation opinion delivered in connection with the Loan will have complied and will comply with all of the assumptions made with respect to it in any such non-consolidation opinion.

Section 4.4. Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower, any SPE Equity Owner, Manager or the Property.

Section 4.5. Contracts. To Borrower’s knowledge, after due and diligent inquiry, Borrower is not a party to any Contract subject to any restriction which is likely to have a Material Adverse Effect. To Borrower’s knowledge, after due and diligent inquiry, Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contract. Borrower has made no prior assignment of any Contract. All Contracts which exist on the date hereof are in full force and effect, subject to no appeal, claim, litigation, defense, setoff or counterclaim. There exists no event, condition or occurrence which constitutes, or, to the knowledge or Borrower, which with notice or the passage of time could constitute, a breach of or default under any term or condition of any of the Contracts.

Section 4.6. No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by Borrower under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.

Section 4.7. Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in the Loan Documents or in any other document or certificate delivered to Lender by Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrower.

Section 4.8. Use of Property. The Property consists of an office building and related operations and is used for no other purpose.

Section 4.9. Compliance. Borrower, the Property and Borrower’s use thereof and operations thereat comply in all material respects with all applicable Legal Requirements and all Insurance Requirements. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect. Borrower has not received any notice of any violation of any of the foregoing. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents.

Section 4.10. Other Debt and Obligations. Other than Permitted Indebtedness, Borrower has no indebtedness, liability for borrowed money or financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party, or by which Borrower or its Property is bound. Borrower has no Other Borrowings that have not been heretofore repaid in full.

Section 4.11. ERISA.

(a) Neither Borrower nor any ERISA Affiliate maintains, contributes to, has any obligation to contribute to, or has any direct or indirect liability with respect to any Plan or any Multiemployer Plan.

(b) As of the date hereof and throughout the term of the Loan (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a “plan,” as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, (ii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (iii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more of any such plans under 29 C.F.R. Section 2510.3-101 or otherwise, and (iv) transactions by or with Borrower do not and will not violate state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans and such state statutes do not in any manner affect the ability of the Borrower to perform its obligations under the Loan Documents or the ability of Lender to enforce any and all of its rights under the Loan Agreement.

Section 4.12. Solvency. Borrower (i) has not entered into this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated hereby, the present fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, contingent or disputed liabilities. The present fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of this Agreement, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 4.13. Not Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

Section 4.14. Investment Company Act; Public Utility Holding Company Act. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 4.15. No Defaults. No Event of Default exists under or with respect to any Loan Document.

Section 4.16. Labor Matters. Borrower is not a party to any collective bargaining agreements.

Section 4.17. Title to the Property. Borrower owns good, indefeasible, marketable and insurable fee simple title to the Property, free and clear of all Liens, other than the Permitted Encumbrances. There are no outstanding options to purchase or rights of first refusal affecting the Property. The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Note or any of its other obligations under the Loan Documents in a timely manner or (ii) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.

Section 4.18. Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section 2.1(b). No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

Section 4.19. Financial Information. All historical financial data concerning Borrower and the Property that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of Borrower or the Property, or in the results of operations of Borrower. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Property.

Section 4.20. Condemnation. No Taking has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.21. Utilities and Public Access. The Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of the Property for its current purpose. Except as otherwise disclosed by the Survey, all public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve the Property either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all applicable Governmental Authorities or are the subject of access easements for the benefit of the Property.

Section 4.22. No Joint Assessment; Separate Lots. Borrower has not and shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien. The Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

Section 4.23. Assessments. Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to the knowledge of Borrower, are there any contemplated improvements to the Property that may result in such special or other assessments.

Section 4.24. Mortgage and Other Liens. Borrower has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto Lender the Property as provided in the Mortgage. The Mortgage creates a valid and enforceable first mortgage Lien on the Property as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances and general principles of equity, bankruptcy and creditor’s rights. Each security agreement, assignment, pledge, grant or other hypothecation which is contained in any Loan Document establishes and creates a valid and enforceable lien on and a security interest in, or claim to, the rights and property described therein subject to general principles of equity, bankruptcy and creditor’s rights. All property covered by each such security agreement, assignment, pledge, grant or other hypothecation is subject to a UCC financing statement filed and/or recorded, as appropriate, in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of such security agreement, assignment, pledge, grant or other hypothecation to the extent governed by the UCC.

Section 4.25. Enforceability. The Loan Documents executed by Borrower in connection with the Loan are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject only to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of any Loan Document, or the exercise of any right thereunder, render the Mortgage unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 4.26. No Liabilities. Borrower has no liabilities or obligations (including, without limitation, contingent liabilities and liabilities or obligations in tort, in contract, at law or in equity) other than those liabilities and obligations expressly permitted by this Agreement.

Section 4.27. No Prior Assignment. As of the Closing Date, (i) Lender is the assignee of Borrower’s interest under the Leases, and (ii) there are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

Section 4.28. Permits; Certificate of Occupancy. Borrower has obtained (in its own name) all Permits necessary to use and operate the Property for the use described in Section 4.8, and all such Permits are in full force and effect. The use being made of the Property is in conformity in all respects with the certificate of occupancy and/or Permits for the Property and any other restrictions, covenants or conditions affecting the Property. All fees or other obligations required for the full effectiveness of each existing Permit have been paid and satisfied in full.

Section 4.29. Flood Zone. Except as shown on the Survey, the Property is not located in a flood hazard area as designated by the Federal Emergency Management Agency.

Section 4.30. Physical Condition. Except as disclosed in the Engineering Report(s), the Property is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

Section 4.31. Intellectual Property. All trademarks, trade names and service marks that Borrower owns or has pending, or under which Borrower is licensed, are in good standing and, to Borrower’s knowledge, uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. To Borrower’s knowledge, Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower’s knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

Section 4.32. Security Deposits. Borrower is in compliance with all applicable Legal Requirements relating to all security deposits, if any, with respect to the Property.

Section 4.33. Title Insurance. The Property is covered by an ALTA mortgagee’s title insurance policy insuring a valid first lien on the Property, which is in full force and effect and is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including, without limitation, the trustee in any Secondary Market Transaction, subject only to the Permitted Encumbrances.

Section 4.34. Tax Fair Market Value. The Loan Amount does not exceed the Tax Fair Market Value.

Section 4.35. Leases and Rents. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) there are no Leases now in effect except those specifically assigned to Lender pursuant to the Assignment of Leases; (c) the Leases are the valid, binding and enforceable obligations of Borrower and the applicable tenant or lessee thereunder; (d) the rent roll attached hereto as Exhibit A (the “Rent Roll”) is true, complete and correct, and the Property is not subject to any Leases other than the Leases identified on the Rent Roll, and the terms of all alterations, modifications and amendments to the Leases are reflected in the Rent Roll; (e) none of the Leases or Rents have been assigned or otherwise pledged or hypothecated, except pursuant to the Assignment of Leases; (f) except as disclosed to Lender in any tenant estoppel certificates delivered to Lender in connection with the Loan, none of the Rents have been collected for more than one (1) month in advance; (g) except as disclosed to Lender in any tenant or landlord estoppel certificates delivered to Lender in connection with the Loan, the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (h) except as disclosed to Lender in any tenant or landlord estoppel certificates delivered to Lender in connection with the Loan, there exists no offset or defense to the payment of any portion of the Rents; (i) except as disclosed to Lender in any tenant or landlord estoppel certificates delivered to Lender in connection with the Loan, no Lease contains an option to purchase, right of first refusal to purchase, expansion right, or any other similar provision; (j) no Person has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (k) each Lease is subordinate to the Loan Documents, either pursuant to its terms or a recorded subordination agreement; (l) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; (m) Borrower has not performed any act or executed any instrument which might prevent Lender from performing under any of the terms and conditions of the Assignment of Leases or which would limit Lender in such performance; (n) Borrower has not executed or granted any modification of any Lease which in the aggregate might have a Material Adverse Effect, and (o) except as disclosed to Lender in any tenant or landlord estoppel certificates delivered to Lender in connection with the Loan, to Borrower’s knowledge, there are no defaults or events of defaults under any of the Leases which have a Material Adverse Effect; and to Borrower’s knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both may constitute a default or event of default under any of the Leases which in the aggregate might have a Material Adverse Effect.

Section 4.36. Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 4.37. Embargoed Person.

(a) None of the funds or other assets of Borrower, SPE Equity Owner or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under federal law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. , and any executive orders or regulations promulgated thereunder, with the result that (i) the investment in Borrower, SPE Equity Owner or Guarantor, as applicable (whether directly or indirectly), is prohibited by law, or (ii) the Loan is in violation of law (“Embargoed Person”).

(b) No Embargoed Person has any interest of any nature whatsoever in Borrower, SPE Equity Owner or Guarantor, as applicable (whether directly or indirectly), with the result that (i) the investment in Borrower, SPE Equity Owner or Guarantor, as applicable (whether directly or indirectly) is prohibited by law, or (ii) the Loan is in violation of law; and (c) none of the funds of Borrower, SPE Equity Owner or Guarantor, as applicable, have been derived from any unlawful activity with the result that (i) the investment in Borrower, SPE Equity Owner or Guarantor, as applicable (whether directly or indirectly) is prohibited by law, or (ii) the Loan is in violation of law.

Section 4.38. Illegal Activity. No portion of any of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity.

Section 4.39. Compliance. Borrower, and to the best of Borrower’s knowledge after due and diligent inquiry, (a) each Person owning an interest of 20% or more in Borrower and in SPE Equity Owner, (b) Guarantor, (c) Manager, and (d) each tenant at the Property: (i) is not currently identified on the OFAC List (“OFAC List”), (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of any Legal Requirement, and (iii) is not in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and the Uniting and Strengthening America by Providing Appropriate Tools Required in Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). Borrower has implemented procedures, and will consistently apply those procedures throughout the term of the Loan, to ensure the foregoing representations and warranties remain true and correct during the term of the Loan.

Section 4.40. Organizational Chart. The organizational chart attached hereto as Exhibit B relating to Borrower and certain Affiliates of Borrower, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Exhibit B have any ownership interest in, or right of control, directly or indirectly, in Borrower.

Section 4.41. Condominium. The Property has not been subjected to a cooperative or condominium form of ownership.

Section 4.42. Survival of Representations and Warranties. Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Note and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations, warranties and covenants set forth in Sections 4.37, 4.39 and 9.1 shall survive in perpetuity and shall not be subject to Article 11. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. Without limiting any other provision of this Agreement, with respect to each Secondary Market Transaction, within three (3) days of receipt of Lender’s request, Borrower shall deliver to Lender a certification (a) remaking all of the representations and warranties contained in this Agreement as of the date of such Secondary Market Transaction, or (y) otherwise specifying any changes in or qualifications to such representations and warranties as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

ARTICLE 5

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that, from the Closing Date and until payment in full of the Indebtedness:

Section 5.1. Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its Entity existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all applicable Legal Requirements and Insurance Requirements. Borrower shall comply in all material respects with the provisions of all Contracts, Permits and private covenants, conditions and restrictions that at any time apply to the Property. Borrower shall notify Lender promptly of any written notice or order that Borrower receives from any Governmental Authority relating to Borrower’s failure to comply with such applicable Legal Requirements relating to the Property and promptly take any and all actions necessary to bring its operations at the Property into compliance therewith (and shall fully comply with the requirements of such Legal Requirements that at any time are applicable to its operations at the Property); provided, however, that Borrower, at its expense may, after prior notice to Lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable Legal Requirements as long as the Contest Conditions are satisfied with respect to such contest at all times.

Section 5.2. Maintenance; Alterations. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the Property in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto in accordance with all applicable Legal Requirements. Borrower shall perform all alterations to the Improvements and Equipment in accordance with all applicable Legal Requirements. Borrower may, without Lender’s approval, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not give rise to or cause a Material Adverse Effect and (iii) are in the ordinary course of Borrower’s business. Borrower shall not perform any Material Alteration unless approved in writing by Lender in Lender’s reasonable discretion. With respect to any Material Alteration, as a condition to Lender’s approval, Lender may, at its option, require Borrower to deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred twenty five percent (125%) of the cost of such

Material Alteration, as estimated by Lender. Borrower shall promptly provide to Lender upon the substantial completion of any Material Alteration evidence reasonably satisfactory to Lender that: (i) such Material Alteration was performed in accordance with all applicable Legal Requirements and in accordance with plans and specifications approved by Lender in Lender’s discretion, (ii) all Permits necessary for the performance, use and occupancy of the Material Alteration have been issued and (iii) all contractors, subcontractors and other professionals who provided labor and/or materials with respect to such Material Alteration have been paid in full and have delivered to Borrower unconditional lien releases for such labor and/or materials. Borrower shall reimburse Lender for all actual costs and expenses incurred by Lender, including, without limitation, the fees charged by any professional engaged by Lender in connection with any such Material Alteration, under this Section 5.2.

Section 5.3. Impositions, Parking Lease Payments and Other Claims. Borrower shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all Impositions and Parking Lease Payments, as well as all claims for labor, materials or supplies that, if unpaid, might by law become a Lien, and shall submit to Lender such evidence of the due and punctual payment of all such Impositions and claims as may be required by law; provided, however, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Borrower may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty, interest or cost attaches thereto. Borrower at its expense may, after prior notice to Lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or liens thereof, and may withhold payment of the same pending such proceedings if permitted by law, as long as (i) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or liens thereof, such proceedings shall suspend the collection thereof from the Property and (ii) the Contest Conditions are satisfied with respect to such contest at all times.

Section 5.4. Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which is reasonably likely to have a Material Adverse Effect.

Section 5.5. Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance notice, subject to the rights of tenants under Leases.

Section 5.6. Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s condition, financial or otherwise, or of the occurrence of any Event of Default.

Section 5.7. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

Section 5.8. Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents.

Section 5.9. Insurance Benefits; Condemnation Claims. Borrower shall cooperate with Lender in settling any insurance or condemnation claim and/or obtaining for Lender the benefits of any Insurance Proceeds and/or Condemnation Proceeds lawfully or equitably payable to Lender in connection with the Property, and Borrower shall reimburse Lender for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting the Property or any part thereof out of such Insurance Proceeds and/or Condemnation Proceeds.

Section 5.10. Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) upon Lender’s request therefor given from time to time after the occurrence and during the continuance of any Event of Default, pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower, Guarantor and SPE Equity Owner and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

(b) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

(c) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Property at any time securing or intended to secure the Note, and/or to enable Lender to exercise and enforce Lender’s rights and remedies under any Loan Document, as Lender may require in Lender’s discretion; and

(d) do and execute all and such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender shall require from time to time in its discretion.

Section 5.11. Management of Property. The Property will be managed at all times by a Manager pursuant to a Management Agreement unless terminated as herein provided.

Borrower shall diligently perform all terms and covenants of the Management Agreement. The Management Agreement shall be terminated by Borrower, at Lender’s request, upon thirty (30) days prior written notice to Borrower and Manager (i) upon the occurrence of an Event of Default, (ii) if Manager commits any act which would permit termination under the Management Agreement, (iii) if Manager engages in gross negligence, fraud or willful misconduct or (iv) if, as of the last day of any calendar quarter, the Adjusted Debt Service Coverage Ratio is less than 1.00:1. If a Manager is terminated pursuant hereto, Borrower shall immediately seek to appoint a replacement manager acceptable to Lender in Lender’s discretion, and Borrower’s failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, which successor manager shall be approved in writing by Lender in Lender’s discretion. Notwithstanding the foregoing, any successor manager selected hereunder by Lender or Borrower to serve as Manager (i) shall be a reputable management company having at least seven (7) years’ experience in the management of commercial properties with similar uses as the Property and in the jurisdiction in which the Property is located and (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area.

Section 5.12. Financial Reporting.

(a) Borrower shall keep and maintain or shall cause to be kept and maintained, on a Fiscal Year basis, in accordance with GAAP, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property. Lender, at Lender’s cost and expense, whether such income or expense may be realized by Borrower or by any other Person, shall have the right from time to time and at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine any and all of Borrower’s books, records and accounts as Lender shall determine in Lender’s discretion.

(b) Borrower shall furnish to Lender annually within ninety (90) days following the end of each Fiscal Year, a true, complete, correct and accurate copy of Borrower’s financial statement audited by a “Big Four” accounting firm or other firm acceptable to Lender in Lender’s discretion which shall (a) be in form and substance acceptable to Lender in Lender’s discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender, (d) be accompanied by an Officer’s Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate in all material respects, and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same and (e) be accompanied by an unqualified opinion from an Independent certified public accountant acceptable to Lender in Lender’s discretion.

(c) Borrower shall furnish to Lender annually within forty (40) days following the end of each Fiscal Year, a true, complete, correct and accurate copy of Borrower’s unaudited financial statement which shall (a) be in form and substance acceptable to Lender in Lender’s discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender and (d) be accompanied by an Officer’s Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate in all material respects and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

(d) At all times prior to the earlier to occur of (i) a Secondary Market Transaction, or (ii) eighteen (18) months following the Closing Date, Borrower shall furnish to Lender within thirty (30) days following the end of each calendar month, a true, correct, complete and accurate monthly unaudited financial statement which shall (a) be in form and substance acceptable to Lender in Lender’s discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender and (d) be accompanied by an Officer’s Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate in all material respects and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

(e) At all times following a Secondary Market Transaction, Borrower shall furnish to Lender within forty-five (45) days following the end of each calendar quarter, a true, correct, complete and accurate quarterly unaudited financial statement which shall (a) be in form and substance acceptable to Lender in Lender’s discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, an aged accounts receivable report and such other information or reports as shall be requested by Lender and (d) be accompanied by an Officer’s Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate in all material respects and fairly reflects the results of operations and financial condition of

Borrower for the relevant period, and (y) notice of whether there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

(f) At all times prior to a Secondary Market Transaction, Borrower shall furnish to Lender, within thirty (30) days following the end of each calendar month, a true, complete, correct and accurate rent roll and occupancy report and such other occupancy and rate statistics as Lender shall request in Lender’s discretion. Each such document shall (a) be in form and substance acceptable to Lender in Lender’s discretion, and (b) be accompanied by an Officer’s Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate in all material respects and (y) notice of whether there exists an Event of Default, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

(g) Borrower shall furnish to Lender, within ten (10) Business Days after request, such further information with respect to the operation of the Property and the financial affairs of Borrower as may be requested by Lender including, without limitation, all business plans prepared for Borrower and for the operation of the Property.

(h) Borrower shall furnish to Lender, within ten (10) Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be requested by Lender.

(i) Borrower shall furnish to Lender written notice, within two (2) Business Days after receipt by Borrower, of any Rents or other Gross Revenue that Borrower is not required by this Agreement to deposit in the Collection Account or Cash Collateral Account, together with such other documents and materials relating to such Rents or other Gross Revenue as Lender reasonably requests.

(j) Borrower shall provide Lender with updated information (reasonably satisfactory to Lender) concerning the Tax and Insurance for the next succeeding Fiscal Year prior to the termination of each Fiscal Year.

(k) Borrower shall furnish to Lender such other financial information with respect to Borrower or Manager as Lender may, from time to time reasonably request (including, without limitation, in the case of a defeasance pursuant to Section 2.6, a review by a third party acceptable to Lender, of the calculations required to be made pursuant to Section 2.6).

(l) Without limitation of any of Lender’s rights or remedies hereunder, including, without limitation, the declaration of an Event of Default hereunder or under any of the other Loan Documents, if Borrower fails to deliver to Lender or its designee any of the financial statements, certificates, reports or information (collectively, the “Required Reports”) required by, and within the time period set forth in, this Section 5.12, Borrower shall pay to Lender an amount equal to $1,000 for each Required Report that it is not so delivered.

Section 5.13. Conduct of Business. Borrower shall cause the operation of the Property to be conducted at all times in a manner consistent with the following: (a) to maintain or cause to be maintained the standard of operations at the Property at all times at a level necessary to insure a level of quality for the Property consistent with similar facilities in the same competitive market; (b) to operate or cause to be operated the Property in a prudent manner in compliance in all respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all, Permits, Contracts and any other agreements necessary for the continued use and operation of the Property to remain in effect; and (c) to maintain or cause to be maintained sufficient inventory and equipment of types and quantities at the Property to enable Borrower or Manager to operate the Property.

Section 5.14. ERISA.

(a) Borrower shall deliver to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any representation or warranty in Section 4.11 has ceased to be true, in whole or in part, written notice that any such representation or warranty has ceased to be true in whole or in part.

(b) Borrower shall not knowingly engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(c) Borrower hereby certifies and shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender in its discretion, that (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a “plan,” as defined in Section 4975(e)(1) of the Code, subject to Code Section 4975, (ii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (iii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more of any such plans under 29 C.F.R. Section 2510.3-101 or otherwise, and (iv) transactions by or with Borrower do not and will not violate state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans and such state statutes do not in any manner affect the ability of the Borrower to perform its obligations under the Loan Documents or the ability of Lender to enforce any and all of its rights under the Loan Agreement.

(d) If an investor or equity owner in Borrower is (directly or indirectly) a plan that is not subject to Title I of ERISA or Section 4975 of the Code, but is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to those portions of ERISA or the Code (collectively, “Other Plan Laws”), the assets of the Borrower shall not constitute the assets of such plan under such Other Plan Laws.

Section 5.15. Single Purpose Entity.

(a) Each of Borrower and each SPE Equity Owner has been since the date of its formation and shall at all times remain a Single-Purpose Entity.

(b) Each of Borrower and each SPE Equity Owner shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Borrower or any SPE Equity Owner will be diverted to any other Person or for other than business uses of Borrower or any SPE Equity Owner, as applicable, nor will such funds be commingled with the funds of any other Affiliate.

(c) To the extent that Borrower or any SPE Equity Owner shares the same officers or other employees as any of Borrower, any SPE Equity Owner or their Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(d) To the extent that Borrower or any SPE Equity Owner jointly contracts with any of Borrower, any SPE Equity Owner or either of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that either Borrower or any SPE Equity Owner contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Borrower or each SPE Equity Owner and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Borrower or any SPE Equity Owner, as applicable) as would be conducted with third parties.

(e) To the extent that Borrower, any SPE Equity Owner or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(f) Borrower and each SPE Equity Owner shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members’ consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

(g) In addition, Borrower and each SPE Equity Owner shall each: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with its Affiliates on an arm’s-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

Section 5.16. Trade Indebtedness. Borrower will pay its trade payables within thirty (30) days of the date incurred, unless Borrower is in good faith contesting Borrower’s obligation to pay such trade payables in accordance with the Contest Conditions.

Section 5.17. Deferred Maintenance and Environmental Remediation. Borrower shall, within six (6) months of the date hereof, perform the deferred maintenance work (the “Deferred Maintenance”) and environmental remediation to the Property itemized on Exhibit C hereto.

Section 5.18. Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Borrower shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargoes and economic sanctions, now or hereafter in effect. Upon Lender’s request from time to time during the term of the Loan, Borrower shall certify in writing to Lender that Borrower’s representations, warranties and obligations under Section 4.39 and this Section 5.18 remain true and correct and have not been breached. Borrower shall immediately notify Lender if any of such representations, warranties or covenants are no longer true or have been breached or if Borrower has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Borrower shall comply with all Legal Requirements and directives of Governmental Authorities and, at Lender’s request, provide to Lender copies of all notices, reports and other communications exchanged with, or received from, Governmental Authorities relating to such an event. Borrower shall also promptly reimburse to Lender any and all costs and expenses reasonably incurred by Lender in evaluating the effect of such an event on the Loan and Lender’s interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be reasonably necessary for Lender to enforce its rights under the Loan Documents, and in complying with all Legal Requirements applicable to Lender as the result of the existence of such an event and for any penalties or fines imposed upon Lender as a result thereof.

Section 5.19. Leases. Borrower shall observe and perform all of the material obligations imposed upon the lessor under the Leases. Borrower shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease. Prior to any Secondary Market Transaction, Borrower shall promptly notify Lender of any tenant at the Property which has vacated, or has given Borrower written notice of its intention to vacate, the premises (or any portion thereof) leased to such tenant pursuant to the applicable Lease. Borrower shall enforce the terms, covenants and conditions in the Leases to be observed by tenants in accordance with commercially reasonable practices for properties similar to the

Property. Borrower shall obtain the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed, for any Material Lease executed after the date hereof and for any material amendment or modification of any Material Lease; provided, that Lender’s failure to respond to a request from Borrower for approval within fifteen (15) Business Days of the latter of (i) such receipt of such request and (ii) receipt of all information reasonably requested by Lender shall be deemed Lender’s approval, provided, further, that the Deemed Consent Conditions are satisfied. Borrower may enter into any Lease, other than a Material Lease, after the date hereof, without the prior written consent of Lender provided that such Lease contains terms to the effect as follows:

(a) such Lease and the rights of the tenant thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Lender under and the Lien of the Mortgage and Lender’s rights under all Loan Documents, and any renewals, modifications and amendments thereto and thereof (provided that Lender offers such tenant a non-disturbance agreement reasonably acceptable to Lender and such tenant);

(b) such Lease has been assigned as collateral security by Borrower as landlord thereunder to Lender under the Loan Documents;

(c) in the case of any foreclosure of the Property or the giving or granting of a deed in lieu thereof, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Property and any successor landlord shall in no event and to no extent (1) be liable for any act, omission or default of any prior landlord under the Lease or (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Lease prior to such successor landlord taking possession;

(d) the tenant’s obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Property or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposit unless such security deposit was actually received (or in the case of a letter of credit, was properly transferred in negotiable form);

(e) the tenant agrees to attorn to Lender or any purchaser of the Property upon a foreclosure of the Property or the giving or granting of a deed in lieu thereof, at the option of Lender or such purchaser;

(f) the tenant agrees to give notice to Lender of any default by landlord under the Lease and Lender shall have a reasonable time to cure, should Lender so elect,

any default of landlord prior to tenant exercising any rights under such Lease either to terminate or cancel such Lease or to exercise any rent offset right thereunder; and

(g) all lease payments shall be due on or before the fifth (5th) day of each calendar month.

Section 5.20. Contracts. Borrower shall (i) fulfill and perform in all material respects each and every term, material covenant and provision of the Contracts to be fulfilled or performed by Borrower thereunder, (ii) give prompt notice to Lender of any notice of default or termination received or sent by Borrower under the terms of the Contracts, together with a complete copy of any such notice, (iii) upon request of Lender, furnish Lender with a complete list of all Contracts in Borrower’s possession and (iv) upon the occurrence and during the continuance of an Event of Default, cause the Manager, the Contractors, the Governmental Authorities and other Persons to comply with all the terms and conditions of the Management Agreement, the Permits and the Contracts. Further, if requested, Borrower shall deliver to Lender executed or certified copies of the Management Agreement, and all Permits and Contracts and other written agreements, correspondence and memoranda between Borrower (and its predecessors in title), Manager, Contractors, Governmental Authorities and others, setting forth the contractual or other arrangements between them. Such requests may be made at any reasonable time. Monthly requests, or more frequent requests if made after the occurrence of an Event of Default, shall be deemed reasonable.

Section 5.21. Insurance. Borrower shall keep the Property insured at all times as provided in Article 7.

ARTICLE 6

NEGATIVE COVENANTS

Borrower covenants and agrees that, from the Closing Date and until payment in full of the Indebtedness, Borrower will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

Section 6.1. Liens on the Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to the Property or any portion thereof, except: (a) Liens in favor of Lender, and (b) the Permitted Encumbrances.

Section 6.2. Transfer. Except as expressly permitted by or pursuant to the Loan Documents, allow any Transfer to occur.

Section 6.3. Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except for the Permitted Indebtedness.

Section 6.4. Change In Business. Cease to be a Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

Section 6.5. Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower’s business.

Section 6.6. Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than Fifty Thousand Dollars ($50,000.00) (determined annually on an aggregate basis) fully disclosed to Lender in advance.

Section 6.7. Creation of Easements. Create, or permit the Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance.

Section 6.8. Certain Restrictions. Enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

Section 6.9. Issuance of Equity Interests. Issue or allow to be created any stocks or shares or shareholder, partnership or membership interests, as applicable, or other ownership interests other than the stocks, shares, shareholder, partnership or membership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for stock, shares, shareholder, partnership or membership interests or other ownership interests in Borrower. Borrower shall not allow to be issued or created any stock in Borrower’s general partner or managing member, as applicable, other than the stock which is outstanding or existing on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for any stock in Borrower’s general partner or managing member, as applicable.

Section 6.10. Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to Borrower’s Property.

Section 6.11. Place of Business. Change its chief executive office or its principal place of business or place where its books and records are kept without giving Lender at least thirty (30) days’ prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

Section 6.12. Maintenance; Waste; Alterations. Permit the Improvements, Equipment or Inventory to be removed or demolished or otherwise altered (provided, however, that Borrower may remove, demolish or alter worn out or obsolete Improvements, Equipment and Inventory that are promptly replaced with Improvements, Equipment or Inventory, as applicable, of equivalent value and functionality, unless Borrower reasonably determines that such replacement is not necessary for the operation of the Property and would not have a Material

Adverse Effect); commit or suffer any waste; shall not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Property or which would or could result in the cancellation of any insurance policy carried with respect to the Property.

Section 6.13. Zoning. Materially change the Property’s use or initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the Property’s uses or any part thereof, except those necessary in connection with the uses permitted pursuant to Section 4.8.

Section 6.14. Management Agreement. Except as permitted under Section 5.11, (a) surrender, terminate, cancel, materially modify, renew or extend the Management Agreement, (b) enter into any other agreement relating to the management or operation of the Property with Manager or any other Person, (c) consent to the assignment by Manager of its interest under the Management Agreement or (d) waive or release any of its rights and remedies under the Management Agreement, in each case, without the consent of Lender, which consent shall not be unreasonably withheld or delayed; provided, however, that (x) Lender’s failure to respond to a request from Borrower for consent within fifteen (15) Business Days of the latter of (i) such receipt of such request and (ii) receipt of all information reasonably requested by Lender shall be deemed Lender’s consent, provided, further, that the Deemed Consent Conditions are satisfied and (y) with respect to a new manager such consent may be conditioned upon Borrower delivering (or causing to be delivered) to Lender a Rating Agency Confirmation with respect to such new manager and management agreement. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition to Lender’s consent, execute a subordination of management agreement in form and substance reasonably satisfactory to Lender.

Section 6.15. Leases and Rents. (a) make any assignment or pledge of any Lease or Rents to anyone other than Lender until the Indebtedness is paid in full, (b) collect any Rents (other than security deposits) under the Leases more than one (1) month in advance (except that Borrower may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (c) execute any other assignment or encumbrance of lessor’s interest in the Leases or the Rents; (d) enter into, amend in any material respect or terminate any Material Lease (provided, however, that Borrower may terminate any such Material Lease if the lessee thereunder is in material default of such Material Lease); (e) execute or grant any modification of any Lease which in the aggregate might have a Material Adverse Effect; (f) consent to any assignment of or subletting under any Material Lease (unless required in accordance with the terms of such Material Lease without the prior consent of Lender) which consent may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; provided, that Lender’s failure to respond to a request from Borrower for consent within fifteen (15) Business Days of the latter of (i) such receipt of such request and (ii) receipt of all information reasonably requested by Lender shall be deemed Lender’s consent, provided, further, that the Deemed Consent Conditions are satisfied; or (g) perform any act or execute any other instrument which might prevent Lender from performing under any of the terms and conditions of the Assignment of Leases or which would limit Lender in such performance.

Section 6.16. Contracts. Terminate any Contract, or execute or grant any modification of any Contract which is reasonably likely to have a Material Adverse Effect.

Section 6.17. Condominium. File a declaration of condominium, map or any other document having the effect of subjecting the Property to the condominium or cooperative form of ownership.

ARTICLE 7

INSURANCE, CASUALTY, CONDEMNATION AND RESTORATION

Section 7.1. Types of Insurance. At all times during the term of the Loan, Borrower shall maintain, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following policies of insurance:

(a) During any period of repair or restoration including, without limitation, during any period of repair or restoration necessitated by a Casualty or a Taking, builder’s “all risk” insurance in an amount equal to not less than the full insurable value of the Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender;

(b) Insurance with respect to the Improvements, Equipment and Inventory against any peril included within the classification “All Risks of Physical Loss” with extended coverage in amounts at all times sufficient to prevent Borrower from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements, Equipment and Inventory located on the Property. The policy referred to in this Section 7.1(b) shall contain a replacement cost endorsement and a waiver of depreciation. As used herein, “full insurable value” means the actual replacement cost of the Improvements, Equipment and Inventory (without taking into account any depreciation), determined annually by an insurer or by Borrower or, at the request of Lender, by an Independent insurance broker (subject to Lender’s reasonable approval) including an endorsement covering acts of municipal authorities including increased cost of construction and demolition;

(c) Comprehensive general liability insurance, including contractual injury, bodily injury, broad form death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon Borrower and all court costs and attorneys’ fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts satisfactory to Lender in Lender’s discretion;

(d) Statutory workers’ compensation insurance;

(e) Business interruption and/or loss of “rental value” insurance for the Property in an amount equal to eighteen (18) months estimated Gross Revenue attributable to the Property and based on Gross Revenue for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty, together with an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period;

(f) If all or any portion of the Improvements, or any portion of the Land is located within a federally designated flood hazard zone, flood insurance in an amount equal to the lesser of the full insurable value of the Property or the maximum amount of flood insurance available;

(g) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are customarily required by institutional lenders with respect to similar properties similarly situated;

(h) The insurance required under clauses (b) and (e) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under clauses (b) and (e) above at all times during the term of the Loan. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002 (“TRIA”) is in effect (including any extensions), Lender shall accept terrorism insurance which covers against “covered acts” as defined by TRIA; and

(i) Such other insurance with respect to the Improvements, Equipment and Inventory located on the Property against loss or damage as requested by Lender (including, without limitation, liquor/dramshop, Mold, hurricane, windstorm and earthquake insurance) provided such insurance is of the kind for risks from time to time customarily insured against and in such amounts as are generally required by institutional lenders for properties comparable to the Property or which Lender may deem necessary in its reasonable discretion.

Section 7.2. Insurer Ratings. Borrower will maintain the insurance coverage described in Section 7.1 with companies acceptable to Lender and with a claims paying ability of not less than “AA” by S&P and AA or its equivalent by any one of the other Rating Agencies. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the state where the Property is located.

Section 7.3. Blanket Policy. The insurance coverage required under Section 7.1 may be effected under a blanket policy or policies covering the Property and other property and assets not constituting a part of the Property; provided that any such blanket policy shall provide coverage in an amount and scope which is at least equal to what would be provided if the required coverage was purchased on an individual basis and which shall in any case comply in all other respects with the requirements of this Article 7.

Section 7.4. General Insurance Requirements.

(a) Borrower agrees that all insurance policies shall:

(i) be in such form and with such endorsements and in such amounts as may be satisfactory to Lender;

(ii) name Lender as an additional insured/loss payee and provide that all Insurance Proceeds be payable to Lender as set forth in Section 7.6;

(iii) contain a “Non Contributory Standard Lender Clause” and a Lender’s Loss Payable Endorsement or their equivalents naming Lender as the person to whom all payments shall be paid and a provision that payment of Insurance Proceeds in excess of $100,000.00 shall be made by a check payable only to Lender;

(iv) contain a waiver of subrogation endorsement as to Lender and its successors and assigns providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee;

(v) contain an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for an aggregate deductible per loss for all policies of an amount not more than that which is customarily maintained by prudent owners of property of the same type and quality as the Property, but in no event in excess of $50,000.00; and

(vi) contain a provision that such policies shall not be canceled or amended in any adverse manner, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days prior notice to Lender in each instance.

(b) In the event of foreclosure of the lien of the Mortgage or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Indebtedness, all right, title and interest of Borrower in and to all policies of casualty insurance covering all or any part of the Property shall inure to the benefit of and pass to the successors in interest to Lender or the purchaser or grantee of the Property or any part thereof.

(c) Borrower shall not obtain or maintain any policy of insurance with respect to Borrower, the Property or any part thereof which does not satisfy each of the requirements of this Article 7.

Section 7.5. Certificates of Insurance and Delivery of Policies. Upon Lender’s request, certified copies of all insurance policies required pursuant to this Article 7 shall be promptly delivered to Lender except for blanket policies as to which certificates of same only need to be provided. Certificates of insurance with respect to all renewal and replacement policies shall be delivered to Lender not less than ten (10) days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums and certified copies of such insurance policies shall be delivered to Lender promptly after Borrower’s receipt thereof. If Borrower fails to maintain and deliver to Lender the certificates of insurance required by this Agreement, Lender may, at its option, after notice to Borrower, procure such insurance, and Borrower shall reimburse Lender for the amount of all premiums paid by Lender thereon promptly, after demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment, and such sum shall be a part of the Indebtedness secured by the Loan Documents. Lender shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or the carriers’ or Borrower’s payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

Section 7.6. Casualty. All of the Insurance Proceeds are hereby assigned to Lender. Lender shall be entitled to receive and collect all Insurance Proceeds in excess of $100,000, and Borrower shall instruct and cause the issuer of each policy of insurance described herein to deliver to Lender all Insurance Proceeds in excess of $100,000. Borrower shall execute such further assignments of the Insurance Proceeds as Lender may from time to time reasonably require. Without limiting the generality of the foregoing, following the occurrence of any Casualty, Borrower shall give prompt notice thereof to Lender and shall cause all Insurance Proceeds payable as a result of such Casualty to be paid to Lender as additional collateral security hereunder subject to the lien of the Mortgage, to be applied by Lender to the Indebtedness. In the event of damage, destruction or a casualty with respect to the Property, except as provided in this Section 7.6 or in Section 7.8, Borrower shall cause all Insurance Proceeds to be paid to Lender, who shall apply such Insurance Proceeds to reduce the Indebtedness in accordance with Section 2.5. All Insurance Proceeds received by Borrower or Lender in respect of business interruption coverage shall be deposited and maintained in the Cash Collateral Account, to be applied by Lender in the same manner as Rents (other than security deposits); provided, however, that if the Insurance Proceeds of any such business interruption insurance policy are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account with Lender or Servicer, as applicable, and Lender shall estimate the number of months required for Borrower to restore the damage caused such Casualty, shall divide the aggregate business interruption Insurance Proceeds in connection with such Casualty by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds.

Section 7.7. Condemnation. Lender shall be entitled to receive and collect all Condemnation Proceeds, and all such compensation, awards, damages and other payments or relief, together with all rights and causes of action relating thereto or arising out of any Taking, are hereby assigned to Lender. Borrower shall execute such further assignments of the Condemnation Proceeds as Lender may from time to time reasonably require. Without limiting the generality of the foregoing, following the occurrence of any Taking, Borrower shall give prompt notice thereof to Lender and shall cause all Condemnation Proceeds payable as a result of such Taking to be paid to Lender as additional collateral security hereunder subject to the lien of the Mortgage and applied in accordance with Section 2.5. In the event of a Taking, Borrower shall cause all the Condemnation Proceeds in respect of such Taking to be paid to Lender which shall, except as provided in Section 7.8, apply such Condemnation Proceeds to reduce the Indebtedness in accordance with Section 2.5. All Condemnation Proceeds received in respect of a temporary Taking shall be deposited and maintained in the Cash Collateral Account, to be applied by Lender in the same manner as Rents (other than security deposits) received from Borrower with respect to the operation of the Property; provided, however, that if the Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing escrow account with Lender or Servicer, as applicable, and Lender shall estimate the number of months that the Property will be affected by such temporary Taking, and shall disburse from such escrow account into the Cash Collateral Account each month during the pendency of such temporary Taking such Condemnation Proceeds required to pay for such repair/restoration in such month.

Section 7.8. Restoration. Notwithstanding anything to the contrary set forth in Section 7.6 or Section 7.7, Lender agrees that Lender shall make the Insurance Proceeds (other than business interruption insurance proceeds, which shall be held and disbursed as provided in Section 7.6), and Condemnation Proceeds, as applicable, available to Borrower for Borrower’s Restoration of the Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable, on the following terms and subject to Borrower’s satisfaction of the following conditions; provided, that Lender shall have the right to waive any of the following conditions in its discretion:

(a) At the time of such Casualty or Taking, as applicable, and at all times thereafter there shall exist no Event of Default;

(b) The Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable, shall be capable of being restored (including replacements) to their pre-existing condition, utility, quality and character, as existed immediately prior to such Casualty or Taking, as applicable, in all material respects with a value equal to or greater than prior to such Casualty or Taking, as applicable;

(c) Borrower shall demonstrate to Lender’s reasonable satisfaction Borrower’s ability to pay the Indebtedness coming due during such repair or restoration period

(after taking into account proceeds from business interruption insurance carried by Borrower) and that the fair market value and cash flow of the Property upon restoration will be at least equal to the fair market value and cash flow of such Property prior to the Casualty or Taking;

(d) Within thirty (30) days from the date of such Casualty or Taking, as applicable, Borrower shall have given Lender a written notice electing to have the Insurance Proceeds or Condemnation Proceeds, as applicable, applied for repair, restoration or replacement of the Improvements, Equipment or Inventory, as applicable;

(e) (i) in the event the proceeds are Insurance Proceeds, less than thirty-five percent (35%) of rentable square footage at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (ii) in the event the proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Taking;

(f) (i) in the event of a Casualty, the Casualty resulted in an actual or constructive loss of less than thirty-five percent (35%) of the fair market value of the Property or (ii) in the event of a Taking, the Taking resulted in an actual or constructive loss of less than fifteen percent (15%) of the fair market value of the Property;

(g) Leases requiring payment of annual rent equal to eighty percent (80%) of the Operating Income received by Borrower during the twelve (12) month period immediately preceding the Casualty or Taking shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for the Restoration, notwithstanding the occurrence of such Casualty or Taking;

(h) Within sixty (60) days following the date of notice under clause (d) above and prior to any Insurance Proceeds or Condemnation Proceeds, as applicable, being disbursed to Borrower, Borrower shall have provided to Lender all of the following:

(i) if loss or damage exceeds $3,000,000, complete plans and specifications for the Restoration of the Improvements, Equipment and Inventory lost or damaged to the condition, utility and value required by Section 7.8(b),

(ii) if loss or damage exceeds $3,000,000, fixed-price or guaranteed maximum cost construction contracts for completion of the Restoration work in accordance with the aforementioned plans and specifications;

(iii) such additional funds (if any) as in Lender’s reasonable opinion are necessary to complete the Restoration; and

(iv) if loss or damage exceeds $3,000,000, copies of all permits and licenses necessary to complete the Restoration in accordance with the plans and specifications and applicable law.

(i) If loss or damage exceeds $3,000,000, Lender may, at Borrower’s expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of the Insurance Proceeds or Condemnation Proceeds, as applicable, as work progresses;

(j) Borrower shall commence such work within one hundred twenty (120) days after such Casualty or Taking, as applicable, and shall diligently pursue such work to completion;

(k) If loss or damage exceeds $3,000,000, each disbursement by Lender of such Insurance Proceeds or Condemnation Proceeds, as applicable, shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by Borrower and its architect and general contractor with appropriate invoices, lien waivers and any other documents, instruments or items which may be reasonably required by Lender;

(l) Lender shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Insurance Proceeds or Condemnation Proceeds, as applicable, and Borrower shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest;

(m) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date six (6) months prior to the Maturity Date, (B) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or such Taking, as applicable, or (C) the expiration of the insurance coverage referred to in Section 7.1(e);

(n) the Property and the use thereof after the Restoration will be in compliance with all applicable Legal Requirements; and

(o) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements.

Section 7.9. Additional Restoration Provisions.

(a) If Insurance Proceeds are $3,000,000 or less, Lender shall make such Insurance Proceeds available to Borrower subject only to the conditions set forth in Sections 7.8(a), (b), (d), (j), (l), (m), (n) and (o).

(b) If and to the extent such Insurance Proceeds or Condemnation Proceeds, as applicable, are not required to be made available to Borrower to be used for the Restoration of the Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable, or if Borrower fails to timely make the election set forth in Section 7.8(d) in accordance with the terms thereof, or having made such election fails to timely comply with or is otherwise unable to satisfy the terms and conditions set forth in Section 7.8, upon five (5) Business Days prior notice to Borrower, Lender shall be entitled, without Borrower’s consent, to apply such Insurance Proceeds or Condemnation Proceeds, as applicable, or the balance thereof, at Lender’s option either (x) to the full or partial payment or prepayment of the Indebtedness in accordance with Section 2.5; provided that such payment or prepayment shall be without the payment of the Yield Maintenance Premium, unless an Event of Default has occurred and is then continuing, in which event, Borrower shall pay to Lender an amount equal to the Yield Maintenance Premium, if any, that may be required with respect to the amount of Insurance Proceeds or Condemnation Proceeds applied to the Indebtedness, or (y) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory affected by the Casualty or Taking, as applicable.

(c) Subject to Lender’s rights under Section 7.8 and this Section 7.9, provided no Event of Default has occurred and is continuing and the Restoration has been completed in accordance with this Agreement, any Insurance Proceeds or Condemnation Proceeds, as applicable, available to Borrower for Restoration, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of such Restoration, shall be paid to Borrower.

(d) Lender shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with (i) any insurance policy claims relating to any Casualty, and (ii) any Taking in an amount in controversy, in either case, in excess of $3,000,000, and Borrower shall within ten (10) Business Days after request therefor reimburse Lender for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with such participation. Borrower shall not make any compromise, adjustment or settlement in connection with any such claim in excess of $3,000,000 or if an Event of Default has occurred and is continuing without the prior written approval of Lender. Borrower shall not make any compromise, adjustment or settlement in connection with any claim unless same is commercially reasonable.

(e) In no event shall Lender be obligated to make disbursements of Insurance Proceeds or Condemnation Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as determined by Lender, less the Casualty Retainage. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in Section 7.8 or this Section 7.9, be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until Lender reasonably determines that the Restoration has been completed in accordance with the provisions of Section 7.8 and this Section 7.9 and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which Lender determines that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives at Borrower’s expense an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

Section 7.10. Restoration of Improvements and Equipment. Borrower shall restore and repair the Improvements and Equipment or any part thereof now or hereafter damaged or destroyed by any Casualty or affected by any Taking; provided, however, that if the Casualty is not insured against or insurable, Borrower shall so restore and repair even though no Insurance Proceeds are received.

ARTICLE 8

DEFAULTS

Section 8.1. Event of Default. The occurrence of one or more of the following events shall be an “Event of Default” hereunder:

(a) if on any Payment Date the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date;

(b) if on any Payment Date Borrower fails to pay the Required Debt Service Payment due on such Payment Date (provided, however, if adequate funds are available in the Cash Collateral Account for any such payment, the failure by Lender or Servicer, as applicable, to allocate such funds into the Debt Service Payment Sub-Account shall not constitute an Event of Default);

(c) if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

(d) if on any Payment Date, Borrower fails to pay the Parking Lease Payments Monthly Installment, the Tax and Insurance Monthly Installment, the Capital and Environmental Reserve Monthly Installment, the Rollover Reserve Monthly Installment, and/or any amounts payable into the S&B Reserve Sub-Account, due on such Payment Date (provided, however, if adequate funds are available in the Cash Collateral Account for any such payment, the failure by Lender or Servicer, as applicable, to allocate such funds into the appropriate Sub-Account shall not constitute an Event of Default);

(e) if on the date any payment of Tax and Insurance or Parking Lease Payments would become delinquent, the funds in the Tax and Insurance Sub-Account or the Parking Lease Payments Sub-Account, as applicable, required to be reserved pursuant to Section 3.5 together with any funds in the Cash Collateral Account not allocated to another Sub-Account are insufficient to make such payment;

(f) the occurrence of the events identified elsewhere in this Agreement or the other Loan Documents as constituting an “Event of Default” hereunder or thereunder;

(g) a Transfer unless the prior written consent of Lender is obtained (which consent may be withheld in Lender’s discretion);

(h) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be;

(i) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made or remade;

(j) if Borrower, any of Borrower’s partners or members, as applicable, or any SPE Equity Owner or Guarantor makes an assignment for the benefit of creditors;

(k) if a receiver, liquidator or trustee shall be appointed for Borrower, any of Borrower’s partners, members or shareholders, as applicable, or any SPE Equity Owner or if Borrower, any of Borrower’s partners, members or shareholders, as applicable, or any SPE Equity Owner or Guarantor shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Borrower, any of Borrower’s partners, members or shareholders, as applicable, or any SPE Equity Owner or Guarantor or if any proceeding for the dissolution or liquidation of Borrower, any of Borrower’s partners, members or shareholders, as applicable, or any SPE Equity Owner or Guarantor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any of Borrower’s partners, members or shareholders, as applicable, or any SPE Equity Owner or Guarantor as the case may be, upon the same not being discharged, stayed or dismissed within ninety (90) days; or if Borrower, any of Borrower’s partners, members or shareholders, as applicable, or any SPE Equity Owner or Guarantor shall generally not be paying its debts as they become due;

(l) if Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein;

(m) if any provision of any organizational document of Borrower or any SPE Equity Owner is amended or modified in any material respect, or if Borrower, any SPE Equity Owner or any of their respective partners, members, or shareholders as applicable, fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower or any SPE Equity Owner; or if Borrower or any SPE Equity Owner or any of their respective partners, members or shareholders, as applicable, breaches any of the covenants set forth in Section 5.15 or Section 6.4;

(n) if an event or condition specified in Section 5.14 shall occur or exist with respect to any Plan, Multiemployer Plan or plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur, or in the opinion of Lender shall be reasonably likely to incur, a liability to a Plan, a Multiemployer Plan, PBGC or plan (or any combination of the foregoing) which would constitute, in Lender’s reasonable determination, a Material Adverse Effect;

(o) any breach by Borrower of Section 6.14;

(p) the occurrence of a default on the part of Borrower under any Lease (subject, however, to any applicable notice and cure periods required under the applicable Lease) which would constitute, in Lender’s reasonable determination, a Material Adverse Effect;

(q) any breach of Article 3;

(r) any of the assumptions contained in the Insolvency Opinion, or any other substantive non-consolidation opinion delivered by Borrower’s counsel to Lender in connection with the Loan or otherwise hereunder, were not materially true and correct as of the date of such opinion or thereafter became materially true or incorrect;

(s) the failure of Borrower to maintain the insurance required pursuant to Article 7;

(t) any breach by Guarantor of Section 3.2 of the Recourse Guaranty;

(u) if (A) Borrower shall fail in the payment of any Parking Lease Payments as and when such rent or other charge is payable (unless waived by the lessor under the Parking Lease), (B) there shall occur any default by Borrower, as tenant under the Parking Lease, in the observance or performance of any term, covenant or condition of the Parking Lease on the part of Borrower, to be observed or performed (unless waived by the lessor under the Parking Lease), (C) if any one or more of the events referred to in the Parking Lease shall occur which would cause the Parking Lease to terminate without notice or action by the lessor under the Parking Lease or which would entitle the lessor to terminate the Parking Lease and the term thereof by giving notice to Borrower, as tenant thereunder (unless waived by the lessor under the

Parking Lease), (D) if the leasehold estate created by the Parking Lease shall be surrendered or the Parking Lease shall be terminated or canceled for any reason or under any circumstances or (E) if any of the terms, covenants or conditions of the Parking Lease shall in any manner be materially modified, changed, supplemented, altered, or amended without the prior written consent of Lender; and

(v) a default shall be continuing under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of any Loan Document, not otherwise referred to in this Section 8.1, for ten (10) days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice from Lender, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this clause (v) is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Lender.

Section 8.2. Remedies. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under any Loan Document, or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding Indebtedness to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding Indebtedness shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Event of Default described in Sections 8.1(j) or (k).

Section 8.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default shall not be construed to be a waiver of any subsequent Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender’s rights with respect to the Property shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Property at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Event of Default with respect to the Property or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of the Mortgage on the Property, to the extent necessary to foreclose on other parts of the Property.

Section 8.4. Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably and unconditionally constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuance of an Event of Default to execute, acknowledge and deliver any documents, agreements or instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower under all Loan Documents, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower under any Loan Document, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for under the Loan Documents and to accomplish the purposes thereof. The foregoing powers of attorney are irrevocable and coupled with an interest.

Section 8.5. Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein for a period of five (5) Business Days after Borrower’s receipt of notice thereof from Lender, without in any way limiting Section 8.1, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender upon demand, together with interest thereon at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

ARTICLE 9

ENVIRONMENTAL PROVISIONS

Section 9.1. Environmental Representations and Warranties. Borrower represents, warrants and covenants, as to itself and the Property: (a) other than as disclosed to Lender in the Environmental Report, there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) which do not require Remediation; (b) there are no past, present or threatened Releases of Hazardous Substances in, on, under, from or affecting the Property which have not been fully Remediated in accordance with Environmental Law; (c) there is no Release or threat of any Release of Hazardous Substances which has or is migrating to the Property; (d) there is no past or present non-compliance with Environmental

Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully Remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including, without limitation, a Governmental Authority) relating to Hazardous Substances or the Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Borrower and that is contained in files and records of Borrower, including, without limitation, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

Section 9.2. Environmental Covenants. Borrower covenants and agrees that: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances used, present or Released in, on, under or from the Property, except those that are (i) in compliance with all Environmental Laws and with permits issued pursuant thereto; (ii) fully disclosed to Lender in writing; and (iii) which do not require Remediation, (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 9.3, including, without limitation, providing all relevant information and making knowledgeable Persons available for interviews; (f) Borrower shall, at its sole cost and expense, (i) effectuate Remediation of any condition (including, without limitation, a Release of a Hazardous Substance or violation of Environmental Laws) in, on, under or from the Property for which Remediation is legally required; (ii) comply with all Environmental Laws; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (g) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property); (h) Borrower shall immediately upon Borrower becoming aware notify Lender in writing of (A) any unlawful presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required Remediation of environmental conditions relating to the Property; and (E) any written notice or other communication of which any Borrower becomes aware from any source whatsoever (including, without limitation, a Governmental Authority) relating in any way to Release, presence, or Release or threatened Release of Hazardous Substances in violation of Environmental Laws or the Remediation thereof, Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; and (i) without limiting the foregoing, upon becoming aware of the presence of or potential for Mold in violation of applicable Environmental Laws on the Property, at its sole cost and expense

Borrower shall (i) undertake or cause an investigation to identify the source(s) of such Mold, including any water intrusion, and develop and implement a plan for the Remediation of any Mold required under applicable Environmental Laws; (ii) perform, or cause to be performed, all acts required under applicable Environmental Laws for the Remediation of the Mold in a timely manner; (iii) properly dispose in accordance with all applicable Environmental Laws of any materials generated as a result of or in connection with the foregoing items (i) and (ii); and (iv) provide Lender with evidence of Borrower’s compliance with the requirements of each of the foregoing to Lender’s reasonable satisfaction.

Section 9.3. Environmental Cooperation and Access. In the event any Indemnified Party has a reasonable basis for believing that an environmental condition exists on the Property in violation of Environmental Laws, upon reasonable notice from Lender, Borrower shall, at Borrower’s sole cost and expense, promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, further, that Borrower, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, without limitation, any receiver, any representative of a Governmental Authority, and any environmental consultant, may at its option, enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, without limitation, conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing (which shall be at Borrower’s sole cost and expense if Borrower fails to conduct or deliver an assessment or audit as required pursuant to this Section), Borrower shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.

Section 9.4. Environmental Indemnity. Borrower covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence or use of any Hazardous Substances in, on, above, under, from or affecting the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under, from or affecting the Property; (c) any activity by Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of or exposure to any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on, above or affecting the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, without limitation, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant thereto) in connection with the Property or operations thereon, including, without limitation, any failure by Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, without limitation, costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower, any Person affiliated with Borrower, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Borrower, any Person affiliated with any Borrower, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory, including, without limitation, to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property arising out of or relating to any Hazardous Substance; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to any Loan Document.

Section 9.5. Duty to Defend. Upon request by any Indemnified Party, Borrower shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Borrower shall, within five (5) Business Days of receipt thereof, give written notice to Lender of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against any party or related to the Property, with respect to which Borrower may have liability under this Agreement. Such notice shall comply with the provisions of Section 12.6.

ARTICLE 10

SECONDARY MARKET TRANSACTIONS

Section 10.1. General. Borrower hereby acknowledges that Lender may in one or more transactions (i) sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which securities may be rated by the Rating Agencies, (ii) sell or otherwise transfer the Loan or any portion thereof one or more times, (iii) sell participation interests in the Loan one or more times, (iv) re-securitize the securities issued in connection with any securitization, or (v) further divide the Loan into two or more separate notes or components (the transactions referred to in clauses (i) through (v) above, each a “Secondary Market Transaction” and collectively “Secondary Market Transactions”). With respect to any Secondary Market Transaction described in clause (v) above, such notes or note components may be assigned different interest rates, so long as, at such time the weighted average of the relevant interest rates equals the Interest Rate; provided, however, that Borrower recognizes that, in the case of prepayments, the weighted average interest rate of the Loan may increase because Lender shall have the right to apply principal payments to one or more notes or components with lower rates of interest before applying principal payments to one or more notes or components with higher rates of interest. Lender shall have the same rights to sell or otherwise transfer, participate or securitize one or more of the divided, amended, modified or otherwise changed notes or components, individually or collectively, as Lender has with respect to the Loan.

Section 10.2. Borrower Cooperation. Borrower agrees that it shall cooperate with Lender and use Borrower’s good faith efforts to facilitate the consummation of each Secondary Market Transaction including, without limitation, by: (i) amending or causing the amendment of any Loan Document, and executing such additional documents, instruments and agreements including amendments to Borrower’s organizational documents and preparing financial statements as requested by the Rating Agencies to conform the terms of the Loan to the terms of similar loans underlying completed or pending secondary market transactions having or seeking ratings similar to those then being sought in connection with the relevant Secondary Market Transaction; (ii) promptly and reasonably providing such information (including, without limitation, financial information) as may be requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (iii) providing in connection with each of (A) a preliminary and a final private placement memorandum or other offering documents or (B) a preliminary and final prospectus, as applicable (each, a “Disclosure Document”), a certificate certifying that Borrower has carefully examined those sections of such Disclosure Documents, as applicable, pertaining to Borrower, its Affiliates, the Loan, the Manager and the Property and that such sections (and any other sections reasonably requested by Lender) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; (iv) causing to be rendered such opinion letters requested by the Rating Agencies for other secondary market or transactions having or seeking ratings comparable to that then being sought for the relevant Secondary Market Transaction; (v) making such representations, warranties and covenants, as may be reasonably requested by the Rating Agencies and comparable to those required in other secondary market transactions having or seeking the same rating as is then being sought for the Secondary Market Transaction; (vi) providing such information regarding the Property as may be reasonably requested by the Rating Agencies or otherwise required in connection with the formation of a REMIC; and (vii) providing any other information and materials reasonably required in the Secondary Market Transaction. Borrower agrees to participate and cooperate in any meetings with the Rating Agencies or Investors, and providing any other information and materials reasonably required in the Secondary Market Transaction to make the certificates offered in such Secondary Market Transaction saleable in the secondary market and to obtain ratings from two or more Rating Agencies. Lender shall pay all third party costs and expenses incurred by Lender in connection with any Secondary Market Transaction that occurs after the Closing Date.

Section 10.3. Borrower Indemnification. In connection with any Secondary Market Transaction, Borrower shall indemnify (i) the Indemnified Parties and (ii) the party that has filed the registration statement relating to the Secondary Market Transaction (the “Registration Statement”), each of its directors and officers who have signed the Registration Statement and each Person that controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the party named as depositor in any private placement memorandum and each of its directors and officers who have signed the Registration Statement and each Person that controls such party (collectively, the “Underwriter Group”), for any Losses to which any of them may become subject (a) insofar as the Losses arise out of or are based upon any untrue statement of any material fact relating to Borrower, its Affiliates, the Loan, the Property, the Manager or any aspect of the subject financing or the parties directly involved therein contained in any Disclosure Document or arise out of or are based upon the omission to state therein a material fact required to be stated in any section of any Disclosure Document relating to Borrower, its Affiliates, the Loan, the Property, the Manager or any aspect of the subject financing or the parties directly involved therein or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading or (b) as a result of any untrue statement of material fact in any of the financial statements of Borrower incorporated into any Disclosure Document connected with the issuance of securities or the failure to include in such financial statements or in any Disclosure Document connected with the issuance of securities any material fact relating to Borrower, its Affiliates, the Property, the Loan, the Manager and any aspect of the subject financing necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify Lender for any Losses relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower’s examination of each such Disclosure Document, as applicable. In addition, in connection with the foregoing, Borrower agrees to reimburse the Indemnified Party and the Underwriter Group for any legal or other expenses reasonably incurred by the Indemnified Party and the Underwriter Group in connection with investigating or defending the Losses.

Section 10.4. Assignment to Servicer. Borrower acknowledges and agrees that Lender may, at any time on or after the Closing Date, assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee (the “Servicer”) in Lender’s discretion. Nothing herein shall in any way limit Lender’s right to sell all or a portion of the Loan in a transaction which is not a Secondary Market Transaction.

Section 10.5. Mezzanine Loan. Borrower and Lender agree that Lender may in addition to its rights under Section 10.1, at any time and at Lender’s sole cost and expense, elect to reduce the mortgage debt on the Property and re-size the principal amount of the Loan and allocate the reduced portion to a mezzanine loan (a “Mezzanine Loan”); provided that (a) the total loan amounts for the Loan and the Mezzanine Loan immediately after the effective date of such modification shall equal the outstanding principal amount of the Loan immediately prior to such modification, (b) the weighted average of the interest rates for the Loan and the Mezzanine Loan immediately after the effective date of such modification shall equal the interest rate of the original Note immediately prior to such modification, and (c) such election shall have no material adverse economic effect upon Borrower or Guarantor. In connection with the foregoing, Borrower agrees, at Lender’s sole cost and expense, to (i) create a new Single-Purpose Entity which will become the mezzanine borrower (a “Mezzanine Borrower”), and cause the Mezzanine Borrower and any members in Mezzanine Borrower to enter into the documents deemed reasonably necessary by Lender to evidence the Mezzanine Loan, including, without limitation, a promissory note, a pledge and security agreement and a mezzanine loan agreement (collectively, the “Mezzanine Loan Documents”), which Mezzanine Loan Documents shall be subject to the review and approval of Borrower, not to be unreasonably withheld or delayed, (ii) cause Mezzanine Borrower to pledge to Lender the equity interests in the Borrower, (iii) execute and deliver such documents and other agreements reasonably required by Lender to modify the terms of the Loan Documents, including, without limitation, an amendment to the Note and the other Loan Documents, an endorsement to the Title Insurance Policy reflecting a change in the insured amount thereunder, legal opinions and other customary loan documentation, provided, that, cumulatively, the Mezzanine Loan Documents and the amendment to the Loan Documents and any other actions taken pursuant to this Section 10.5 will not (x) increase in any material respect the obligations, or decrease the rights, of Mezzanine Borrower and Borrower under the Loan Documents and the Mezzanine Loan Documents, other than to a de minimis extent or (y) change the economic or other material terms of the Loan (taken as a whole with the Mezzanine Loan); provided, however, that Borrower recognizes that, in the case of prepayments, the weighted average interest rate of the Loan may increase.

ARTICLE 11

EXCULPATION

Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or its Affiliates, principals or shareholders, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents, the Insurance Proceeds, the Condemnation Proceeds or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, the Rents, the Insurance Proceeds, the Condemnation Proceeds and any other collateral given to Lender, and Lender agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Article 11 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Mortgage or Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower by money judgment or otherwise, to the extent of any Losses incurred by Lender arising out of or in connection with the following (each, a “Recourse Liability” and collectively, the “Recourse Liabilities”):

(a) fraud or misrepresentation by Borrower, any SPE Equity Owner or Guarantor in connection with the Loan;

(b) the gross negligence or willful misconduct of Borrower, any SPE Equity Owner or Guarantor;

(c) the breach of any representation, warranty, covenant or indemnification provision in any Loan Document concerning Environmental Laws or Hazardous Substances, and any indemnification of Lender with respect thereto contained in any Loan Document;

(d) any act of waste of the Property or any portion thereof, or, during the continuance of any Event of Default, the removal or disposal of any portion of the Property;

(e) the misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any Casualty, (B) any Condemnation Proceeds received in connection with any Condemnation or (C) any Rents;

(f) failure to pay charges for labor or materials or other charges for work performed by or on behalf of Borrower that can create Liens on any portion of the Property other than charges contested in good faith and by appropriate proceedings in accordance with Section 5.3; or

(g) misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral shall continue to secure all of the Indebtedness in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Indebtedness shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Full Recourse Event”): (a) Borrower fails to (i) permit on-site inspections of the Property, (ii) provide financial information, (iii) maintain its status as a Single-Purpose Entity or (iv) appoint a new property manager upon the request of Lender, each as required by, and in accordance with, the Loan Documents; (b) Borrower fails to obtain Lender’s prior written consent to any subordinate financing, mezzanine financing or other voluntary Lien encumbering the Property; (c) Borrower fails to obtain Lender’s prior written consent to any Transfer; (d) Borrower or any SPE Equity Owner files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (e) an Affiliate, officer, director, or representative which controls, directly or indirectly, Borrower or any SPE Equity Owner files, or joins in the filing of, an involuntary petition against Borrower or any SPE Equity Owner under the U.S. Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPE Equity Owner from any Person; (f) Borrower or any SPE Equity Owner files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (g) any Affiliate, officer, director, or representative which controls Borrower or any SPE Equity Owner consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any SPE Equity Owner or any portion of the Property; (h) Borrower or any SPE Equity Owner makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (i) Borrower breaches any covenant set forth in Article 10, Section 4.39 or Section 5.22 of this Agreement.

ARTICLE 12

MISCELLANEOUS

Section 12.1. Survival. Subject to Section 4.42, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Mortgage and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

Section 12.2. Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right, option or election given to Lender to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory or acceptable or not acceptable to Lender in Lender’s discretion, shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender. Whenever pursuant to this Agreement or any other Loan Document (a) the Rating Agencies are given any right to approve or disapprove, (b) a Rating Agency Confirmation is required or (c) any arrangement or term is to be satisfactory to the Rating Agencies, the approval of Lender shall be substituted therefore prior to a Secondary Market Transaction and may be based upon, among other things, Lender’s reasonable determination of Rating Agency criteria.

Section 12.3. Governing Law.

(a) The proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE

INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR IN ANY FEDERAL OR STATE COURT IN THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION, 818 WEST SEVENTH STREET, SECOND FLOOR, LOS ANGELES, CALIFORNIA, 90017, ATTENTION: CINDY KEE, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY BORROWER FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO BORROWER AT ITS PRINCIPAL EXECUTIVE OFFICES, ATTENTION: SCOTT PETERSON AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 12.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 12.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under any Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under any Loan Document, or to declare a default for failure to effect prompt payment of any such other amount.

Section 12.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed to the parties as follows:

If to Lender:	Countrywide Commercial Real Estate Finance, Inc. 4500 Park Granada Calabasas, California 91302 Attention: Marlyn Marincas Facsimile No.: (818) 225-4021

with a copy to:	Dechert LLP One Market, Spear Tower Suite 1600 San Francisco, California 94105 Attention: Joseph B. Heil, Esquire Facsimile No.: 415-262-4555

If to Borrower:	Digital-Bryan Street Partnership, L.P c/o Digital Realty Trust, Inc. 2730 Sand Hill Road, Suite 280 Menlo Park, California 94025 Attention: Scott Peterson Facsimile No.: (650) 233-3601

with a copy to:	Latham & Watkins LLP 633 West Fifth Street, Suite 4000 Los Angeles, California 90071 Attention: Martha Jordan, Esquire Facsimile No.: (213) 891-8763

A party receiving a notice which does not comply with the technical requirements for notice under this Section 12.6 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 12.6.

Section 12.7. Trial By Jury. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

Section 12.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 12.9. Assignment. Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person and to participate all or any portion of the Loan evidenced hereby, including without limitation, any servicer or trustee in connection with a Secondary Market Transaction. Lender shall provide Borrower with notice of any such assignment; provided, however, that such notice shall not be a condition of Lender’s right to assign this Agreement and/or any of the Loan Documents and the failure to deliver such notice shall not constitute a default under this Loan Agreement. Borrower acknowledges and agrees that, in connection with the foregoing, Lender may, from time to time, be required to obtain the consent from any Person, loan participant, servicer and/or trustee in connection with matters governed by this Agreement and the other Loan Documents. To the extent Lender assigns in whole or in part this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person, Borrower acknowledges and agrees that Lender shall be released from all obligations and liabilities under the Loan Documents. At the option of Lender, the Loan may be serviced by a servicer and/or trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer and/or trustee pursuant to a servicing agreement between Lender and such servicer and/or trustee. Borrower shall maintain a copy of each assignment and notice delivered to it and a register (the “Register”) for the recordation of the names and addresses of Lender(s) and the principal amount of the assigned loans owing to Lender(s) from time to time. The entries on the Register shall be conclusive, in the absence of manifest error, and the Borrower and Lender(s) shall treat each person whose name is recorded in the Register as the owner of the assigned loans recorded therein for all purposes of this Agreement.

Section 12.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.11. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower’s benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 12.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 12.13. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 12.14. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 12.15. Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, and the Loan Documents which Borrower may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon, the Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 12.16. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any of Borrower, Manager, any Contractor or Governmental Authority and Lender nor to grant Lender any interest in the Property other than that of mortgagee or lender.

Section 12.17. Waiver of Marshalling of Assets Defense. To the fullest extent that Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness in preference to every other claimant whatsoever.

Section 12.18. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrower by Lender or Lender’s agents.

Section 12.19. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

Section 12.20. Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all Losses relating to or arising from a claim by any Person, that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 12.20 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 12.21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 12.22. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time, but in no event more than one time per calendar quarter, upon not less than fifteen (15) days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Event of Default has occurred, and, if so, specifying each such Event of Default; provided, however, that it shall be a condition precedent to Lender’s obligation to deliver the statement pursuant to this Section 12.22, that Lender shall have received, together with Borrower’s request for such statement, an Officer’s Certificate stating that no Event of Default exists as of the date of such certificate (or specifying such Event of Default).

Section 12.23. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket fees, costs, expenses, and disbursements of Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender’s Liens in the Property (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of the Appraisal, Environmental Report(s) (and an environmental consultant), Surveys and the Engineering Report(s), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness.

Section 12.24. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, if Borrower (i) files with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) is the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) has sought or consents to or acquiesces in the appointment of any trustee, receiver, conservator or liquidator or (v) is the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the U.S. Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its rights and remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 12.24.

Section 12.25. Entire Agreement. This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

Section 12.26. Dissemination of Information. If Lender determines at any time to participate in a Secondary Market Transaction, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the “Investors”), any Rating Agency rating such securities, any organization maintaining databases on the underwriting and performance of commercial loans, trustee, counsel, accountant, and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, any direct or indirect equity owner of Borrower, any guarantor, any indemnitor and the Property, which shall have been furnished by Borrower any Affiliate of Borrower, any guarantor, any indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its discretion determines necessary or desirable.

Section 12.27. Liability and Indemnification.

(a) Lender shall not be liable for any loss sustained by Borrower resulting from any act or omission of any Indemnified Party unless it is finally judicially determined that such loss was solely caused by the fraud, gross negligence or willful misconduct of Lender or any Indemnified Party. Lender shall not be obligated to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the Property (including, without limitation, under any Lease, Contract or Permit) or under or by reason of any Loan Document. Unless and until Lender becomes the fee owner of the Property following an Event of Default, the Loan Documents shall not place responsibility for the control, care, management or repair of the Property upon Lender, nor for complying with any Lease, Contract or Permit; nor shall it make Lender responsible or liable for any waste committed on the Property, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, guest, employee or stranger.

(b) Borrower shall indemnify and hold the Indemnified Parties harmless against any and all Losses in connection with, arising out of or as a result of (i) the transactions and matters referred to or contemplated by the Loan Documents, (ii) the exercise of any of Lender’s remedies under any Loan Document or (iii) any alleged obligations or undertakings to perform or discharge any obligation, duty or liability with respect to the ownership, operation and/or maintenance of the Property (including, without limitation, under any Lease, Contract or Permit), except to the extent that it is finally judicially determined that any such Loss resulted directly and solely from the fraud, gross negligence or willful misconduct of such Indemnified Party. If any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any matter described in clauses (i) through (iii) above, Borrower shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder. BORROWER HEREBY AGREES TO INDEMNIFY LENDER EVEN FOR LENDER’S NEGLIGENT ACTS.

Section 12.28. Borrower Acknowledgments. Borrower hereby acknowledges to and agrees with Lender that (i) the scope of Lender’s business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates; and (ii) Borrower is a knowledgeable real estate developer and/or investor, and has been represented by competent legal counsel and Borrower has consulted with such counsel prior to executing this Loan Agreement and of the other Loan Documents. Furthermore, Borrower hereby acknowledges to and agrees with Lender that (i) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (ii) if payments of principal are made to Lender prior to the Maturity Date, for any reason whatsoever, whether voluntary, as a result of Lender’s acceleration of the Loan after an Event of Default, by operation of law or otherwise, Lender will not receive all such interest and other benefits and may, in addition, incur other costs. For these reasons, and to induce Lender to make the Loan, Borrower agrees that, except as otherwise specifically set forth herein, all prepayments, if any, whether voluntary or involuntary, will be accompanied by the Yield Maintenance Premium applicable thereto. Such Yield Maintenance Premium shall be required whether payment is made by Borrower, by a Person on behalf of Borrower, or by the purchaser at a foreclosure sale, and may be included in any bid by Lender at such sale. Borrower also acknowledges that the provisions of this Agreement providing for the payment of the Yield Maintenance Premium and other charges specified herein were independently negotiated and bargained for and constitute a specific material part of the consideration given by Borrower to Lender for the making of the Loan.

Section 12.29. Publicity. Lender shall have the right to issue press releases, advertisements and other promotional materials describing Lender’s participation in the origination of the Loan or the Loan’s inclusion in any Secondary Market Transaction effectuated or to be effectuated by Lender. All news releases, publicity or advertising by Borrower or their affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or any of its Affiliates shall be subject to the prior approval of Lender, except for disclosures required by law which shall not require Lender approval but which shall require prior notice to Lender.

Section 12.30. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder and under each of the other Loan Documents.

[Signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC., a California corporation

By:	/s/ Charles Neirick
Name: Charles Neirick
Title: Senior Vice President

[signatures continued on following page]

BORROWER:

DIGITAL-BRYAN STREET PARTNERSHIP, L.P., a Texas limited partnership

By:	DRT-BRYAN STREET, LLC, a Delaware limited liability company
	Its:	Sole General Partner

By:	DIGITAL REALTY TRUST, L.P., a Maryland limited partnership
	Its:	Member and Manager

By:	DIGITAL REALTY TRUST, INC., a Maryland corporation
	Its:	General Partner

By:	/s/ Scott Peterson
Name:	Scott Peterson
Title:	Authorized Signatory

EXHIBIT D

Definition of Single Purpose Entity

“Single Purpose Entity” means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter

(i) was and will be organized solely for the purpose of (x) owning the Property or (y) acting as the managing member of the limited liability company which owns the Property or (z) acting as the general partner of a limited partnership which owns the Property,

(ii) has not and will not engage in any business unrelated to (x) the ownership, management, leasing, financing and operation of the Property or (y) acting as a member of a limited liability company which owns the Property or (z) acting as a general partner of a limited partnership which owns the Property, and in any case, will conduct its business as presently conducted and operated,

(iii) has not and will not own any asset or property other than (x) the Property and incidental personal property necessary for the ownership, management, leasing, financing and operation of the Property or (y) its member interest in the limited liability company which owns the Property or (z) its general partnership interest in the limited partnership which owns the Property, as applicable,

(iv) to the fullest extent permitted by law, has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, in whole or in part, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable),

(v) if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations,

(vi) if such entity is a corporation or a Single Member LLC, at all relevant times, has and will have at least one Independent Director,

(vii) the board of directors of such entity (or if such entity is a Single Member LLC, the entity, each member, each director, each manager, the board of managers, if any, and all other Persons on behalf of such entity), has not taken and will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members and all directors and managers, as applicable, unless all of the directors or managers, as applicable, including, without limitation, all Independent Directors, shall have participated in such vote,

(viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity,

(ix) if such entity is a limited liability company (other than a Single Member LLC), has and will have at least one member that is and will be a Single-Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company,

(x) without the unanimous consent of all of the partners, directors or managers (including, without limitation, all Independent Directors) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (w) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (x) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity’s properties; (y) make any assignment for the benefit of such entity’s creditors; or (z) take any action that might cause such entity to become insolvent,

(xi) has maintained and will maintain its books, records, financial statements, accounting records, bank accounts and other entity documents in its own name and separate from any other Person,

(xii) has maintained and will maintain its books, records, resolutions and agreements as official records,

(xiii) has not commingled and will not commingle its funds or other assets with those of any other Person,

(xiv) has held and will hold its assets in its own name, and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person,

(xv) has conducted and will conduct its business in its name,

(xvi) has filed and will file its own tax returns (to the extent required to file any tax returns);

(xvii) is and intends to remain solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets) as the same shall become due, and will give prompt written notice to Lender of the insolvency or bankruptcy filing of Borrower or any general partner, managing member or controlling shareholder of Borrower, or the death, insolvency or bankruptcy filing of any Guarantor;

(xviii) has done or caused to be done, and will do or cause to be done, all things necessary to observe all partnership, corporate or limited liability company formalities (as applicable) and preserve its existence and good standing, and, has not, and without the prior written consent of Lender, will not, amend, modify or otherwise change any of the single purpose, separateness or bankruptcy remote provisions or requirements of the partnership certificate, partnership agreement, articles of incorporation and bylaws, articles of organization or operating agreement, trust or other organizational documents (except as required by law),

(xix) has maintained and will maintain an arms-length relationship with its Affiliates,

(xx) if (x) such entity owns the Property, has and will have no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Property which (1) do not exceed, at any time, a maximum amount of four percent (4%) of the Loan Amount and (2) are paid within 30 days of the date incurred, or (y) if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred, or (z) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within 60 days of the date incurred,

(xxi) has not and will not assume, guarantee, become obligated for or hold out its credit as being available to satisfy the debts or obligations of any other Person, or the decisions or actions respecting the daily business or affairs of any other Person,

(xxii) has not acquired and will not acquire obligations or securities of its partners, members or shareholders or any other Person,

(xxiii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space, and has maintained and utilized and will maintain and utilize separate stationery, invoices and checks bearing its own name,

(xxiv) except as permitted under the Loan Documents, has not and will not pledge its assets for the benefit of any other Person,

(xxv) has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person and under its own name,

(xxvi) has not made and will not make loans or advances to any Person,

(xxvii) has not and will not identify itself or any of its affiliates as a division or part of the other, except for services rendered under a business management services agreement with an affiliate that complies with the terms set forth in clause (xxviii) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Single Purpose Entity,

(xxviii) except as permitted under the Loan Documents, has not entered and will not enter into any contract or agreement with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party and which are fully disclosed to Lender in writing in advance,

(xxix) has paid and will pay the salaries of its own employees from its own funds (to the extent of such funds) and has maintained and intends to maintain a sufficient number of employees in light of its contemplated business operations,

(xxx) has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations,

(xxxi) if such entity is a limited liability company (other than a Single Member LLC), such entity shall dissolve only upon the bankruptcy of the managing member, and such entity’s articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision,

(xxxii) if such entity is a limited liability company (other than a Single Member LLC) or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity’s organizational documents shall contain such provision,

(xxxiii) if such entity is a Single Member LLC, its organizational documents shall provide that, as long as any portion of the Indebtedness remains outstanding, upon the occurrence of any event that causes the last remaining member of such Single Member LLC to cease to be a member of such Single Member LLC (other than (y) upon an assignment by such member of all of its limited liability company interest in such Single Member LLC and the admission of the transferee, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents, or (z) the resignation of such member and the admission of an additional member of such Single Member LLC, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents), the individuals acting as the Independent Directors of such Single Member LLC shall, without any action of any Person and simultaneously with the last remaining member of the Single Member LLC ceasing to be a member of the Single Member LLC, automatically be admitted as members of the Single Member LLC (the “Special Member”) and shall preserve and continue the existence of the Single Member LLC without dissolution thereof,

(xxxiv) if such entity is a Single Member LLC, its organizational documents shall provide that for so long as any portion of the Indebtedness is outstanding, no Special Member may resign or transfer its rights as Special Member unless (y) a successor Special Member has been admitted to such Single Member LLC as a Special Member, and (z) such successor Special Member has also accepted its appointment as the Independent Director,

(xxxv) has not permitted and will not permit any Affiliate independent access to its bank accounts except for Manager in its capacity as the agent pursuant to and in accordance with the terms of the Management Agreement,

(xxxvi) has not and will not have any obligation to indemnify or indemnify the SPE Equity Owner or any Special Member, as the case may be, unless such an obligation was and is fully subordinated to the Indebtedness and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such indemnity obligation,

(xxxvii) has conducted and will conduct its business and cause each Person covered by the Insolvency Opinion to conduct its business so that the assumptions made in the Insolvency Opinion shall be true and correct in all respects,

(xxxviii) to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, has considered and will consider the interests of its creditors in connection with all of limited liability company or limited partnership actions; and

(xxxix) has caused and will cause its agents and other representatives to act at all times with respect to such entity consistently and in furtherance of the foregoing and in the best interests of such entity.

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